=================================================================










                                 AMENDED AND RESTATED
                             AGREEMENT AND PLAN OF MERGER

                                       between

                                     VIACOM INC.

                                         and

                            PARAMOUNT COMMUNICATIONS INC.

                             Dated as of February 4, 1994











          =================================================================

                                Index of Defined Terms
                                ----------------------


                                                              Section
                                                              -------

          affiliate                                         SECTION 9.3
          Agreement                                         PREAMBLE
          AMEX                                              SECTION 1.7
          beneficial owner                                  SECTION 9.3
          Blockbuster                                       SECTION 4.3
          Blockbuster Merger Agreement                      SECTION 4.8
          Blockbuster Subscription Agreement                SECTION 4.3
          Blue Sky Laws                                     SECTION 3.5
          Business Combination                              SECTION 8.5
          business day                                      SECTION 9.3
          Cash Election                                     SECTION 1.6
          Cash Election Number                              SECTION 1.6
          Cash Election Shares                              SECTION 1.6
          Cash Fraction                                     SECTION 1.6
          Certificate of Merger                             SECTION 1.3
          Certificates                                      SECTION 1.7
          Claim                                             SECTION 6.3
          Class A Exchange Ratio                            SECTION 1.6
          Class B Exchange Ratio                            SECTION 1.6
          Code                                              RECITALS
          Communications Act                                SECTION 3.5
          Competing Transaction                             SECTION 8.1
          Confidentiality Agreements                        SECTION 6.1
          control                                           SECTION 9.3
          controlled                                        SECTION 9.3
          controlled by                                     SECTION 9.3
          CVRs                                              SECTION 1.6
          CVR Exchange Ratio                                SECTION 1.6
          Debenture Exchange Ratio                          SECTION 1.6
          Delaware Law                                      RECITALS
          Dissenting Shares                                 SECTION 1.10
          ERISA                                             SECTION 3.10
          Effective Time                                    SECTION 1.3
          Exchange Act                                      SECTION 2.2
          Exchange Agent                                    SECTION 1.7
          Exchange Cash Consideration                       SECTION 1.7
          Exchange Debenture Trustee                        SECTION 4.3
          Exchange Fund                                     SECTION 1.7
          Exchange Ratios                                   SECTION 1.6
          Exemption Agreement                               SECTION 2.1(d)
          Expiration Date                                   SECTION 2.1
          FCC                                               SECTION 2.6
          Final Expiration Date                             SECTION 2.1(c)
          Financing                                         SECTION 4.17
          Five Year Warrant Exchange Ratio                  SECTION 1.6
          Five Year Warrants                                SECTION 1.6
          Form of Election                                  SECTION 1.6
          Forward Merger                                    RECITALS
          fully diluted basis                               SECTION 9.3
          Gains Tax                                         SECTION 6.18
          Governmental Entity                               SECTION 3.5

                                                                          2
                           Index of Defined Terms (cont'd)
                           ----------------------


                                                              Section
                                                              -------


          HSR Act                                           SECTION 4.5
          Incentive Stock Option                            SECTION 1.9
          Indemnified Parties                               SECTION 6.3
          Indenture                                         SECTION 4.3
          IRS                                               SECTION 3.10
          Material Paramount Subsidiary                     SECTION 3.1
          Material Viacom Subsidiary                        SECTION 4.1
          Merger                                            RECITALS
          Merger Consideration                              SECTION 1.7
          Merger Debenture Trustee                          SECTION 4.3
          Merger Subsidiary                                 RECITALS
          Minimum Condition                                 SECTION 2.1
          National                                          RECITALS
          Non-Election                                      SECTION 1.6
          Non-Election Fraction                             SECTION 1.6
          Non-Election Shares                               SECTION 1.6
          Offer                                             RECITALS
          Offer Documents                                   SECTION 2.1(b)
          Offer to Purchase                                 SECTION 2.1(b)
          Other Offer                                       SECTION 2.1(c)
          Other Offeror                                     SECTION 2.1(c)
          Other Exemption Agreement                         SECTION 2.1(d)
          Other Expiration Date                             SECTION 2.1(d)
          Paramount                                         PREAMBLE
          Paramount 1992 Balance Sheet                      SECTION 3.12
          Paramount Common Stock                            RECITALS
          Paramount Disclosure Schedule                     SECTION 3.3
          Paramount Indentures                              SECTION 6.17
          Paramount Material Adverse Effect                 SECTION 3.1
          Paramount Plans                                   SECTION 3.10
          Paramount Preferred Stock                         SECTION 3.3
          Paramount SEC Reports                             SECTION 3.7
          Paramount Subsidiary                              SECTION 3.1
          Paramount Triggering Event                        SECTION 6.9
          Per Share Amount                                  RECITALS
          Per Share Cash Amount                             SECTION 1.6
          Proxy Statement                                   SECTION 6.6
          Registration Statement                            SECTION 6.6
          Representatives                                   SECTION 1.6
          Respective Representatives                        SECTION 6.1
          Reverse Merger                                    RECITALS
          Rights                                            SECTION 3.13
          Rights Agreement                                  SECTION 3.13
          Rights Condition                                  SECTION 2.1
          Schedule 14D-1                                    SECTION 2.1
          Schedule 14D-9                                    SECTION 2.2
          SEC                                               SECTION 2.1
          Securities Act                                    SECTION 3.5
          Securities Election                               SECTION 1.6
          Securities Election Number                        SECTION 1.6

                                                                          3
                           Index of Defined Terms (cont'd)
                           ----------------------


                                                              Section
                                                              -------


          Securities Fraction                               SECTION 1.6
          Significant Stockholder                           SECTION 6.21
          Stock Election Shares                             SECTION 1.6
          Stock Option                                      SECTION 3.3
          Stockholders' Meetings                            SECTION 6.7
          subsidiaries                                      SECTION 9.3
          subsidiary                                        SECTION 9.3
          Surviving Corporation                             SECTION 1.1
          Three Year Warrant Exchange Ratio                 SECTION 1.6
          Three Year Warrants                               SECTION 1.6
          Transactions                                      SECTION 3.4
          Transfer Tax                                      SECTION 6.18
          under common control with                         SECTION 9.3
          Viacom                                            PREAMBLE
          Viacom Certificate Amendments                     SECTION 4.4
          Viacom 1992 Balance Sheet                         SECTION 4.12
          Viacom Class A Common Stock                       RECITALS
          Viacom Class B Common Stock                       SECTION 1.6
          Viacom Disclosure Schedule                        SECTION 4.3
          Viacom Exchange Debenture Indenture               SECTION 4.3
          Viacom Exchange Debentures                        ANNEX B
          Viacom Exchange Preferred Stock                   ANNEX B
          Viacom International                              SECTION 4.7
          Viacom Material Adverse Effect                    SECTION 4.1
          Viacom Merger Debenture Indenture                 SECTION 4.3
          Viacom Merger Debentures                          SECTION 1.6
          Viacom Plans                                      SECTION 4.10
          Viacom Preferred Stock                            SECTION 4.3
          Viacom SEC Reports                                SECTION 4.7
          Viacom Series A Preferred                         SECTION 4.3
          Viacom Subsidiary                                 SECTION 4.1
          Viacom Triggering Event                           SECTION 6.9
          Viacom Vote Matter                                SECTION 4.4
          Voting Agreement                                  RECITALS
          Warrants                                          SECTION 1.6

                                  TABLE OF CONTENTS
                                  -----------------

                                                                       Page
                                                                       ----

                                      ARTICLE I

                                      THE MERGER  . . . . . . . . . . .   2
               SECTION 1.1.  The Merger . . . . . . . . . . . . . . . .   2
               SECTION 1.2.  Closing  . . . . . . . . . . . . . . . . .   3
               SECTION 1.3.  Effective Time . . . . . . . . . . . . . .   3
               SECTION 1.4.  Effect of the Merger . . . . . . . . . . .   3
               SECTION 1.5.  Certificate of Incorporation; By-Laws  . .   3
               SECTION 1.6.  Conversion of Securities . . . . . . . . .   3
               SECTION 1.7.  Exchange of Certificates and Cash  . . . .   9
               SECTION 1.8.  Stock Transfer Books . . . . . . . . . . .  13
               SECTION 1.9.  Stock Options; Payment Rights  . . . . . .  13
               SECTION 1.10. Dissenting Shares  . . . . . . . . . . . .  15

                                      ARTICLE II

                                      THE OFFER . . . . . . . . . . . .  16
               SECTION 2.1.  The Offer  . . . . . . . . . . . . . . . .  16
               SECTION 2.2.  Action by Paramount  . . . . . . . . . . .  19
               SECTION 2.3.  Receipt of Common Stock  . . . . . . . . .  20
               SECTION 2.4.  Completion Certificate . . . . . . . . . .  20
               SECTION 2.5.  Termination of the Offer . . . . . . . . .  20
               SECTION 2.6.  Board of Directors; Section 14(f)  . . . .  21

                                     ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF PARAMOUNT  . . .  22
               SECTION 3.1.  Organization and Qualification;
                              Subsidiaries  . . . . . . . . . . . . . .  22
               SECTION 3.2.  Certificate of Incorporation and By-Laws .  22
               SECTION 3.3.  Capitalization . . . . . . . . . . . . . .  23
               SECTION 3.4.  Authority Relative to This Agreement . . .  24
               SECTION 3.5.  No Conflict; Required Filings and
                              Consents  . . . . . . . . . . . . . . . .  24
               SECTION 3.6.  Compliance . . . . . . . . . . . . . . . .  25
               SECTION 3.7.  SEC Filings; Financial Statements  . . . .  25
               SECTION 3.8.  Absence of Certain Changes or Events . . .  26
               SECTION 3.9.  Absence of Litigation  . . . . . . . . . .  27
               SECTION 3.10. Employee Benefit Plans . . . . . . . . . .  27
               SECTION 3.11. Trademarks, Patents and Copyrights . . . .  28
               SECTION 3.12. Taxes  . . . . . . . . . . . . . . . . . .  28
               SECTION 3.13. Amendment to Rights Agreement  . . . . . .  29
               SECTION 3.14. Opinion of Financial Advisor . . . . . . .  30
               SECTION 3.15. Vote Required  . . . . . . . . . . . . . .  30
               SECTION 3.16. Brokers  . . . . . . . . . . . . . . . . .  30

                                                                       Page
                                                                       ----
                                      ARTICLE IV

                       REPRESENTATIONS AND WARRANTIES OF VIACOM . . . .  31
               SECTION 4.1.  Organization and Qualification;
                              Subsidiaries  . . . . . . . . . . . . . .  31
               SECTION 4.2.  Certificate of Incorporation and By-Laws .  31
               SECTION 4.3.  Capitalization . . . . . . . . . . . . . .  32
               SECTION 4.4.  Authority Relative to This Agreement . . .  34
               SECTION 4.5.  No Conflict; Required Filings and
                              Consents  . . . . . . . . . . . . . . . .  34
               SECTION 4.6.  Compliance . . . . . . . . . . . . . . . .  35
               SECTION 4.7.  SEC Filings; Financial Statements  . . . .  36
               SECTION 4.8.  Absence of Certain Changes or Events . . .  37
               SECTION 4.9.  Absence of Litigation  . . . . . . . . . .  37
               SECTION 4.10. Employee Benefit Plans . . . . . . . . . .  38
               SECTION 4.11. Trademarks, Patents and Copyrights . . . .  38
               SECTION 4.12. Taxes  . . . . . . . . . . . . . . . . . .  39
               SECTION 4.13. Opinion of Financial Advisor . . . . . . .  40
               SECTION 4.14. Vote Required  . . . . . . . . . . . . . .  40
               SECTION 4.15. Ownership of Paramount Common Stock  . . .  40
               SECTION 4.16. Brokers  . . . . . . . . . . . . . . . . .  40
               SECTION 4.17. Financing  . . . . . . . . . . . . . . . .  40
               SECTION 4.18. Purchases of Securities  . . . . . . . . .  40
               SECTION 4.19. Representations in Blockbuster Merger
                              Agreement . . . . . . . . . . . . . . . .  41

                                      ARTICLE V

                       CONDUCT OF BUSINESSES PENDING THE MERGER . . . .  41
               SECTION 5.1.  Conduct of Respective Businesses by
                              Paramount and Viacom Pending the Merger .  41

                                      ARTICLE VI

                                 ADDITIONAL COVENANTS . . . . . . . . .  43
               SECTION 6.1.  Access to Information; Confidentiality . .  43
               SECTION 6.2.  Intentionally omitted  . . . . . . . . . .  44
               SECTION 6.3.  Directors' and Officers' Indemnification
                              and Insurance . . . . . . . . . . . . . .  44
               SECTION 6.4.  Notification of Certain Matters  . . . . .  45
               SECTION 6.5.  Tax Treatment  . . . . . . . . . . . . . .  45
               SECTION 6.6.  Registration Statement; Joint Proxy
                              Statement; Offer Documents and Schedule
                              14D-9 . . . . . . . . . . . . . . . . . .  46
               SECTION 6.7.  Stockholders' Meetings . . . . . . . . . .  48
               SECTION 6.8.  Letters of Accountants . . . . . . . . . .  48
               SECTION 6.9.  Employee Benefits  . . . . . . . . . . . .  48
               SECTION 6.10. Further Action; Reasonable Best Efforts  .  49
               SECTION 6.11. Debt Instruments . . . . . . . . . . . . .  50
               SECTION 6.12. Public Announcements . . . . . . . . . . .  50
               SECTION 6.13. Listing of Viacom Securities . . . . . . .  50
               SECTION 6.14. Affiliates of Paramount  . . . . . . . . .  50
               SECTION 6.15. Conveyance Taxes . . . . . . . . . . . . .  51
               SECTION 6.16. Rights Agreement . . . . . . . . . . . . .  51
               SECTION 6.17. Assumption of Debt and Leases  . . . . . .  51
               SECTION 6.18. Gains Tax  . . . . . . . . . . . . . . . .  51
               SECTION 6.19. Reverse Merger . . . . . . . . . . . . . .  52

                                                                       Page
                                                                       ----


               SECTION 6.20. Post-Offer Agreements  . . . . . . . . . .  52
               SECTION 6.21. Transactions With Significant Stockholder
                              After the Effective Time  . . . . . . . .  52
               SECTION 6.22. Blockbuster Merger Agreement and
                              Subscription Agreement  . . . . . . . . .  53

                                     ARTICLE VII

                                  CLOSING CONDITIONS  . . . . . . . . .  53
               SECTION 7.1.  Conditions to Obligations of Each Party
                              to Effect the Merger  . . . . . . . . . .  53
               SECTION 7.2.  Additional Conditions to Obligations of
                              Viacom  . . . . . . . . . . . . . . . . .  54
               SECTION 7.3.  Additional Conditions to Obligations of
                              Paramount . . . . . . . . . . . . . . . .  55

                                     ARTICLE VIII

                          TERMINATION, AMENDMENT AND WAIVER . . . . . .  56
               SECTION 8.1.  Termination  . . . . . . . . . . . . . . .  56
               SECTION 8.2.  Effect of Termination  . . . . . . . . . .  58
               SECTION 8.3.  Amendment  . . . . . . . . . . . . . . . .  58
               SECTION 8.4.  Waiver . . . . . . . . . . . . . . . . . .  59
               SECTION 8.5.  Fees, Expenses and Other Payments  . . . .  59

                                      ARTICLE IX

                                  GENERAL PROVISIONS  . . . . . . . . .  59
               SECTION 9.1.  Effectiveness of Representations,
                              Warranties and Agreements . . . . . . . .  59
               SECTION 9.2.  Notices  . . . . . . . . . . . . . . . . .  60
               SECTION 9.3.  Certain Definitions  . . . . . . . . . . .  61
               SECTION 9.4.  Time Period  . . . . . . . . . . . . . . .  62
               SECTION 9.5.  Headings . . . . . . . . . . . . . . . . .  62
               SECTION 9.6.  Severability . . . . . . . . . . . . . . .  62
               SECTION 9.7.  Entire Agreement . . . . . . . . . . . . .  62
               SECTION 9.8.  Assignment . . . . . . . . . . . . . . . .  62
               SECTION 9.9.  Parties in Interest  . . . . . . . . . . .  63
               SECTION 9.10. Specific Performance . . . . . . . . . . .  63
               SECTION 9.11. Governing Law  . . . . . . . . . . . . . .  63
               SECTION 9.12. Counterparts . . . . . . . . . . . . . . .  63




          ANNEX A        Conditions to the Offer
          ANNEX B        Principal Terms of Viacom Merger Debentures
          ANNEX C        Principal Terms of Contingent Value Rights
          ANNEX D        Principal Terms of Three Year Warrants
          ANNEX E        Principal Terms of Five Year Warrants

          EXHIBIT 6.14   Form of Affiliate Letter

          AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER,
dated as of February 4, 1994 (this "Agreement"), between VIACOM
                                    ---------
INC., a Delaware corporation ("Viacom"), and PARAMOUNT
                               ------
COMMUNICATIONS INC., a Delaware corporation ("Paramount"),
                                              ---------
amending and restating the Agreement and Plan of Merger, dated as of January 21, 1994, between Viacom and Paramount, as amended (the "January
                                                                    -------
Merger Agreement").
- ----------------


                      W I T N E S S E T H :
                      - - - - - - - - - -


          WHEREAS, on January 21, 1994, Viacom and Paramount entered into the January Merger Agreement, pursuant to which Viacom and Paramount agreed to enter into a business combination transaction;

          WHEREAS, Viacom and Paramount have determined that it is in the best interest of their respective shareholders to enter into this Agreement so as to facilitate the business combination of the two companies through a first-step cash tender offer and a second-step merger, while preserving the ability to proceed with a single-step merger in appropriate circumstances, and in accordance with the General Corporation Law of the State of Delaware ("Delaware Law"), Paramount and Viacom have agreed to
           ------------
enter into a business combination transaction pursuant to which Paramount will merge with and into Viacom (the "Forward Merger")
                                                --------------
or alternatively, a subsidiary of Viacom ("Merger Subsidiary")
                                           -----------------
will merge with and into Paramount (the "Reverse Merger" and,
                                         --------------
together with the Forward Merger, the "Merger");
                                       ------

          WHEREAS, in furtherance of the Merger, Viacom has amended and supplemented its outstanding tender offer (as amended and supplemented in accordance with this Agreement, the "Offer")
                                                         -----
to acquire 61,657,432 shares of common stock, par value $1.00 per share, of Paramount ("Paramount Common Stock"), or such greater
                      ----------------------
number of shares as equals 50.1% of the shares of Paramount Common Stock outstanding on a fully diluted basis (as defined in
Section 9.3 herein), for $107.00 per Paramount share (the consideration per share of Paramount Common Stock to be paid pursuant to the Offer being referred to as the "Per Share
                                                ---------
Amount"), upon the terms and subject to the conditions of this
- ------
Agreement and the Offer;

          WHEREAS, the Board of Directors of Paramount has determined that the Merger and the Offer are consistent with and in furtherance of the long-term business strategy of Paramount and are fair to, and in the best interests of, Paramount and the holders of Paramount Common Stock and has approved and adopted this Agreement and has approved the Merger and the other transactions contemplated hereby (including, without limitation, the Offer) and recommended approval and adoption of this Agreement and approval of the Merger by the stockholders of

Paramount and agreed to continue to recommend that stockholders of Paramount tender their shares of Paramount Common Stock pursuant to the Offer;

          WHEREAS, the Board of Directors of Viacom has determined that the Merger and the Offer are consistent with and in furtherance of the long-term business strategy of Viacom and are fair to, and in the best interests of, Viacom and its stockholders and has approved and adopted this Agreement and has approved the Merger and the other transactions contemplated hereby (including, without limitation, the making of the Offer) and recommended approval and adoption of this Agreement and approval of the Merger by the holders of the Class A Common Stock, par value $.01 per share, of Viacom (the "Viacom Class A
                                                 --------------
Common Stock");
- ------------

          WHEREAS, for federal income tax purposes, it is intended that the Forward Merger qualify as a reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code"); and
                                                ----

          WHEREAS, concurrently with the execution of the January Merger Agreement and as an inducement to Paramount to enter into the January Merger Agreement, National Amusements, Inc., a Maryland corporation and the majority stockholder of Viacom ("National"), and Paramount entered into a Voting Agreement (the
  --------
"Voting Agreement") pursuant to which National shall, among other
 ----------------
things, vote its shares of Viacom Class A Common Stock in favor of the Merger and the other transactions contemplated by this Agreement, as amended from time to time;

          NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto agree as follows:


                            ARTICLE I

                            THE MERGER

          SECTION 1.1.  The Merger.  Upon the terms and subject
                        ----------
to the conditions set forth in this Agreement, and in accordance with Delaware Law, at the Effective Time (as defined in
Section 1.3), Paramount shall be merged with and into Viacom; provided, however, that if, after consulting with Paramount and
- --------  -------
its professional advisors in good faith, Shearman & Sterling, counsel to Viacom, is unable to deliver an opinion in form and substance reasonably satisfactory to Viacom (such opinion to be based on customary assumptions and representations) that the Forward Merger will qualify as a reorganization under Section 368(a) of the Code, Viacom may elect to cause a subsidiary of Viacom to merge with and into Paramount. As a result of the Forward Merger, the separate corporate existence of Paramount (or, in the case of the Reverse Merger, Merger Subsidiary) shall cease and Viacom (or, in the case of the Reverse Merger, Paramount) shall continue as the surviving corporation of the Merger (the "Surviving Corporation").
             ---------------------

          SECTION 1.2.  Closing.  Unless this Agreement shall
                        -------
have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 8.1 and subject to the satisfaction or, if permissible, waiver of the conditions set forth in Article VII, the consummation of the Merger will take place as promptly as practicable (and in any event within two business days) after satisfaction or waiver of the conditions set forth in Article VII, at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York, unless another date, time or place is agreed to in writing by the parties hereto.

          SECTION 1.3.  Effective Time.  As promptly as
                        --------------
practicable after the satisfaction or, if permissible, waiver of the conditions set forth in Article VII, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") with the Secretary of State
             ---------------------
of the State of Delaware in such form as required by, and executed in accordance with the relevant provisions of, Delaware Law (the date and time of such filing, or such later date or time as set forth therein, being the "Effective Time").
                                 --------------

          SECTION 1.4.  Effect of the Merger.  At the Effective
                        --------------------
Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of Viacom (or, in the case of the Reverse Merger, Merger Subsidiary) and Paramount shall vest in the Surviving Corporation, and all debts, liabilities and duties of Viacom (or, in the case of the Reverse Merger, Merger Subsidiary) and Paramount shall become the debts, liabilities and duties of the Surviving Corporation.

          SECTION 1.5.  Certificate of Incorporation; By-Laws.
                        -------------------------------------
(a) At the Effective Time of the Forward Merger, the Certificate of Incorporation and the By-Laws of Viacom, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation and the By-Laws of the Surviving Corporation.

     (b)  Alternatively, at the Effective Time of the Reverse
Merger, the Certificate of Incorporation and By-Laws, respectively, of the Surviving Corporation shall be amended and restated in their entirety to read as the Certificate of Incorporation and By-Laws of Merger Subsidiary.

          SECTION 1.6.  Conversion of Securities.  At the
                        ------------------------
Effective Time, by virtue of the Merger and without any action on the part of Viacom, Paramount or the holders of any of the following securities:

          (a) In the event that the Offer has been consummated prior to the Effective Time, each share of Paramount Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Paramount Common Stock to be canceled pursuant to Section 1.6(c) and any Dissenting Shares (as defined in Section 1.10)) shall be converted into the right to receive (A) .93065 shares of Class B common stock, par value $0.01 per share ("Viacom
                                                       ------
     Class B Common Stock"), of Viacom, (B) $17.50 principal
     --------------------
     amount of 8% exchangeable subordinated debentures (the "Viacom Merger Debentures") of Viacom having the principal
      ------------------------
     terms described in Annex B, (C) .93065 contingent value rights of Viacom (the "CVRs") having the principal terms
                            ----
     described in Annex C, (D) .50 warrants (the "Three Year
                                                  ----------
     Warrants") of Viacom having the principal terms described in
     --------
     Annex D and (E) .30 warrants (the "Five Year Warrants", and
                                        ------------------
     together with the Three Year Warrants, the "Warrants") of
                                                 --------
     Viacom having the principal terms described in Annex E; provided, however, that, in any event, if between the date
     --------  -------
     of this Agreement and the Effective Time the outstanding shares of Viacom Class B Common Stock or Paramount Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the amounts of Viacom Class B Common Stock, Viacom Merger Debentures, CVRs and Warrants specified above shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares. All such shares of Paramount Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously evidencing any such shares shall thereafter represent the right to receive, upon the surrender of such certificate in accordance with the provisions of Section 1.7 certificates evidencing (a) such number of whole shares of Viacom Class B Common Stock and
     (b) such number of whole CVRs, Viacom Merger Debentures and Warrants into which such Paramount Common Stock was converted in accordance herewith. The holders of such certificates previously evidencing such shares of Paramount Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Paramount Common Stock except as otherwise provided herein or by law. No fractional share of Viacom Class B Common Stock or fractional CVR, Viacom Merger Debenture or Warrant shall be issued and, in lieu thereof, a cash payment shall be made pursuant to Section 1.7(d).

          (b) In the event that the Offer has not been consummated prior to the Effective Time:

               (i)  subject to the further provisions of this
          Section 1.6, each share of Paramount Common Stock issued and outstanding immediately prior to the

          Effective Time (other than any shares of Paramount Common Stock to be canceled pursuant to Section 1.6(c) and any Dissenting Shares), shall be converted, subject to Section 1.7(d), into the right to receive (A)(i) .93065 of a share of Viacom Class B Common Stock (the "Class B Exchange Ratio"); (ii) $17.50 principal amount
           ----------------------
          of Viacom Merger Debentures (the "Debenture Exchange
                                            ------------------
          Ratio"); (iii) .93065 CVRs (the "CVR Exchange Ratio");
          -----                            ------------------
          (iv) .50 Three Year Warrants (the "Three Year Warrant
                                             ------------------
          Exchange Ratio"); and (v) .30 Five Year Warrants (the
          --------------
          "Five Year Warrant Exchange Ratio", and together with
           --------------------------------
          the Class B Exchange Ratio, the Debenture Exchange Ratio, the CVR Exchange Ratio and Three Year Warrant Exchange Ratio, the "Exchange Ratios"), (B) $107.00 in
                               ---------------
          cash (the "Per Share Cash Amount") or (C) a combination
                     ---------------------
          of shares of Viacom Class B Common Stock, CVRs, Viacom Merger Debentures, Warrants and cash determined in accordance with Sections 1.6(b)(iv), (v) and (vi); provided, however, that, in any event, if between the
          --------  -------
          date of this Agreement and the Effective Time the outstanding shares of Viacom Class B Common Stock, Viacom Merger Debentures or Paramount Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Exchange Ratios and Per Share Cash Amount shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares. All such shares of Paramount Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously evidencing any such shares shall thereafter represent the right to receive, upon the surrender of such certificate in accordance with the provisions of Section 1.7 and in accordance with the allocation procedures set forth in this Section 1.6, (i) certificates evidencing (x) such number of whole shares of Viacom Class B Common Stock and (y) such number of whole CVRs, Viacom Merger Debentures and Warrants into which such Paramount Common Stock was converted in accordance with the Exchange Ratios and/or
          (ii) the Per Share Cash Amount multiplied by the number of shares of Paramount Common Stock previously evidenced by the canceled certificate. The holders of such certificates previously evidencing such shares of Paramount Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Paramount Common Stock except as otherwise provided herein or by law. No fractional share of Viacom Class B Common Stock or fractional CVR, Viacom Merger Debenture or Warrant shall be issued and, in lieu thereof, a cash payment shall be made pursuant to Section 1.7(d).

              (ii)  Subject to the election and allocation
          procedures set forth in this Section 1.6, each holder of record of shares of Paramount Common Stock as of the record date for the meeting of stockholders of Paramount referred to in Section 6.7 will be entitled to (A) elect to receive certificates evidencing such number of whole shares of Viacom Class B Common Stock and (y) such number of whole CVRs, Viacom Merger Debentures and Warrants into which such number of shares of Paramount Common Stock would be converted in accordance with the Exchange Ratios (a "Securities
                                                  ----------
          Election"), (B) elect to receive the Per Share Cash
          --------
          Amount multiplied by such number of shares of Paramount Common Stock (a "Cash Election"), or (C) indicate that
                           -------------
          such holder has no preference as to the receipt of cash or shares of Viacom Class B Common Stock and CVRs, Viacom Merger Debentures and Warrants in exchange for such shares of Paramount Common Stock (a "Non-Election"). All such elections shall be made on a
           ------------
          form designed for that purpose and mutually acceptable to Viacom and Paramount (a "Form of Election") and
                                      ----------------
          mailed to holders of record of shares of Paramount Common Stock as of the record date for the meeting of stockholders of Paramount referred to in Section 6.7. Holders of record of shares of Paramount Common Stock who hold such shares as nominees, trustees or in other representative capacities ("Representatives") may
                                      ---------------
          submit multiple Forms of Election, provided that such Representative certifies that each such Form of Election covers all the shares of Paramount Common Stock held by such Representative for a particular beneficial owner entitled to so elect pursuant to the first sentence of this Section 1.6(b)(ii). Elections shall be made by holders of Paramount Common Stock by mailing to the Exchange Agent (as defined in Section 1.7) properly completed and signed Forms of Election. In order to be effective, a Form of Election must be received by the Exchange Agent no later than the close of business on the last business day prior to the Effective Time. All elections may be revoked until the last business day prior to the Effective Time. Viacom shall have the discretion, which it may delegate in whole or in part to the Exchange Agent, to determine whether Forms of Election have been properly completed and signed and properly and timely submitted or revoked and to disregard immaterial defects in Forms of Election, and any good faith decision of Viacom or the Exchange Agent in such matters shall be binding and conclusive. Neither Viacom nor the Exchange Agent shall be under any obligation to notify any person of any defect in a Form of Election. Any holder of shares of Paramount Common Stock who fails to make an election and any holder who fails to submit to the Exchange Agent a properly completed and signed and properly and timely submitted Form of Election shall be deemed to have made a Non-Election.

             (iii) The aggregate number of shares of Paramount Common Stock to be converted into the right to receive cash in the Merger (the "Cash Election Number") shall
                                   --------------------
          be equal to 50.1% of the number of shares of Paramount Common Stock outstanding immediately prior to the Effective Time, and the aggregate number of shares of Paramount Common Stock to be converted into the right to receive shares of Viacom Class B Common Stock, CVRs, Viacom Merger Debentures and Warrants in the Merger (the "Securities Election Number") shall be equal to
                --------------------------
          49.9% of the number of shares of Paramount Common Stock outstanding immediately prior to the Effective Time.

              (iv)  If the aggregate number of shares of
          Paramount Common Stock with respect to which Cash Elections have been made plus Dissenting Shares (the "Cash Election Shares") exceeds the Cash Election
           --------------------
          Number, all shares of Paramount Common Stock with respect to which Securities Elections have been made (the "Securities Election Shares") and all shares of
                --------------------------
          Paramount Common Stock with respect to which
          Non-Elections have been made (the "Non-Election
                                             ------------
          Shares") shall be converted into the right to receive
          ------
          shares of Viacom Class B Common Stock and CVRs, Viacom Merger Debentures and Warrants, and the Cash Election Shares (other than Dissenting Shares) shall be converted into the right to receive shares of Viacom Class B Common Stock, CVRs, Viacom Merger Debentures, Warrants and cash in the following manner:

               each Cash Election Share (other than Dissenting Shares) shall be converted into the right to receive (i) an amount in cash, without interest, equal to the product of (x) the Per Share Cash Amount and (y) a fraction (the "Cash Fraction"),
                                               -------------
               the numerator of which shall be the Cash Election Number and the denominator of which shall be the total number of Cash Election Shares, (ii) a number of shares of Viacom Class B Common Stock equal to the product of (x) the Class B Exchange Ratio and (y) a fraction equal to one minus the Cash Fraction, (iii) a number of CVRs equal to the product of (x) the CVR Exchange Ratio and (y) a fraction equal to one minus the Cash Fraction,
               (iv) a principal amount of Viacom Merger
               Debentures equal to the product of (x) the Debenture Exchange Ratio and (y) a fraction equal to one minus the Cash Fraction, (v) a number of Three Year Warrants equal to the product of (x) the Three Year Warrant Exchange Ratio and (y) a fraction equal to one minus the Cash Fraction and
               (vi) a number of Five Year Warrants equal to the product of (x) the Five Year Warrant Exchange Ratio and (y) a fraction equal to one minus the Cash Fraction.

               (v)  If the aggregate number of Securities
          Election Shares exceeds the Securities Election Number, all Cash Election Shares (other than Dissenting Shares) and all Non-Election Shares shall be converted into the right to receive cash, and all Securities Election Shares shall be converted into the right to receive shares of Viacom Class B Common Stock, CVRs, Viacom Merger Debentures, Warrants and cash in the following manner:

               each Securities Election Share shall be converted into the right to receive (i) a number of shares of Viacom Class B Common Stock equal to the product of (x) the Class B Exchange Ratio and (y) a fraction (the "Securities Fraction"), the
                                -------------------
               numerator of which shall be the Securities
               Election Number and the denominator of which shall be the total number of Securities Election Shares,
               (ii) a number of CVRs equal to the product of (x) the CVR Exchange Ratio and (y) the Securities Fraction, (iii) the principal amount of Viacom Merger Debentures equal to the product of (x) the Debenture Exchange Ratio and (y) the Securities Fraction, (iv) a number of Three Year Warrants equal to the product of (x) the Three Year Warrant Exchange Ratio and (y) the Securities Fraction,
               (v) a number of Five Year Warrants equal to the product of (x) the Five Year Warrant Exchange Ratio and (y) the Securities Fraction and (vi) an amount in cash, without interest, equal to the product of (x) the Per Share Cash Amount and (y) a fraction equal to one minus the Securities Fraction.

              (vi) In the event that neither Section 1.6(b)(iv) nor Section 1.6(b)(v) above is applicable, all Cash Election shares shall be converted into the right to receive cash, all Securities Election Shares shall be converted into the right to receive shares of Viacom Class B Common Stock, CVRs, Viacom Merger Debentures and Warrants, and the Non-Election Shares, if any, shall be converted into the right to receive shares of Viacom Class B Common Stock, CVRs, Viacom Merger Debentures, Warrants and cash in the following manner:

               each Non-Election Share shall be converted into the right to receive (i) an amount in cash, without interest, equal to the product of (x) the Per Share Cash Amount and (y) a fraction (the "Non-Election Fraction"), the numerator of which
                ---------------------
               shall be the excess of the Cash Election Number over the total number of Cash Election Shares and the denominator of which shall be the excess of
               (A) the number of shares of Paramount Common Stock outstanding immediately prior to the Effective Time over (B) the sum of the total number of Cash Election Shares and the total number of Securities Election Shares, (ii) a number of shares of Viacom Class B Common Stock equal to the product of (x) the Class B Exchange Ratio and (y) a fraction equal to one minus the Non-Election Fraction,
               (iii) a number of CVRs equal to the product of (x) the CVR Exchange Ratio and (y) a fraction equal to one minus the Non-Election Fraction, (iv) the principal amount of Viacom Merger Debentures equal to the product of (x) the Debenture Exchange Ratio and (y) a fraction equal to one minus the Non-Election Fraction, (v) a number of Three Year Warrants equal to the product of (x) the Three Year Warrant Exchange Ratio and (y) a fraction equal to one minus the Non-Election Fraction and
               (vi) a number of Five Year Warrants equal to the product of (x) the Five Year Warrant Exchange Ratio and (y) a fraction equal to one minus the Non-Election Fraction.

             (vii)  The Exchange Agent shall make all
          computations contemplated by this Section 1.6 and all such computations shall be binding and conclusive on the holders of Paramount Common Stock.

          (c) Each share of Paramount Common Stock held in the treasury of Paramount and each share of Paramount Common Stock owned by Viacom or any direct or indirect wholly owned subsidiary of Viacom or of Paramount immediately prior to the Effective Time shall automatically be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

          (d) In the Reverse Merger, each share of common stock of Merger Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of the Surviving
     Corporation.

          SECTION 1.7.  Exchange of Certificates and Cash.
                        ---------------------------------
(a)  Exchange Agent.  As of the Effective Time (in the case
     --------------
of a Merger to which Section 1.6(a) applies) or promptly after completion of the allocation procedures set forth in Section 1.6 (in the case of a Merger to which Section 1.6(b) applies), Viacom shall deposit, or shall cause to be deposited, with or for the account of a bank or trust company designated by Viacom, which shall be reasonably satisfactory to Paramount (the "Exchange
                                                    --------
Agent"), for the benefit of the holders of shares of Paramount
- -----
Common Stock (other than Dissenting Shares), for exchange in accordance with this Article I, through the Exchange Agent, (i) certificates evidencing the shares of Viacom Class B Common Stock, the Viacom Merger Debentures, the Warrants and the CVRs issuable pursuant to Section 1.6 in exchange for outstanding shares of Paramount Common Stock and (ii) cash, if any, in the aggregate amount required to be exchanged for shares of Paramount Common Stock pursuant to Section 1.6 (the "Exchange Cash
                                           -------------
Consideration") (such certificates for shares of Viacom Class B
- -------------
Common Stock, the Viacom Merger Debentures, the Warrants and the CVRs, together with any dividends or distributions with respect thereto, and the Exchange Cash Consideration, if any, being hereafter collectively referred to as the "Exchange Fund"). The
                                           -------------
Exchange Agent shall, pursuant to irrevocable instructions, deliver the shares of Viacom Class B Common Stock, the Viacom Merger Debentures, Warrants, CVRs and cash, if any, contemplated to be issued pursuant to Section 1.6 out of the Exchange Fund to holders of shares of Paramount Common Stock. Except as contemplated by Section 1.7(d) hereof, the Exchange Fund shall not be used for any other purpose. Any interest, dividends or other income earned on the investment of cash or other property held in the Exchange Fund shall be for the account of Viacom.

          (b)  Exchange Procedures.  As soon as reasonably
               -------------------
practicable after the Effective Time, Viacom will instruct the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time evidenced outstanding shares of Paramount Common Stock (other than Dissenting Shares) (the "Certificates"), (i) a letter of
                              ------------
transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Viacom may reasonably specify) and (ii) instructions to effect the surrender of the Certificates in exchange for the certificates evidencing shares of Viacom Class B Common Stock, the Viacom Merger Debentures, CVRs, Warrants and cash. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor (A) certificates evidencing that number of whole shares of Viacom Class B Common Stock and that number of whole CVRs, Viacom Merger Debentures and Warrants which such holder has the right to receive in accordance with Section
1.6 in respect of the shares of Paramount Common Stock formerly evidenced by such Certificate, (B) cash, if any, which such holder has the right to receive in accordance with Section 1.6,
(C) any dividends or other distributions to which such holder is entitled pursuant to Section 1.7(c), and (D) cash in lieu of fractional shares of Viacom Class B Common Stock and fractional CVRs, Viacom Merger Debentures and Warrants to which such holder is entitled pursuant to Section 1.7(d) (the shares of Viacom Class B Common Stock, CVRs, Viacom Merger Debentures, Warrants, dividends, distributions and cash described in clauses (A), (B),
(C) and (D) being, collectively, the "Merger Consideration"), and
                                      --------------------
the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of Paramount Common Stock which is not registered in the transfer records of Paramount, shares of Viacom Class B Common Stock, CVRs, Viacom Merger Debentures, Warrants and cash may be issued and paid in accordance with this Article I to a transferee if the Certificate evidencing such shares of Paramount Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 1.7, each Certificate shall be deemed at any time after the Effective Time to evidence only the right to receive upon such surrender the Merger Consideration.

          (c)  Distributions With Respect to Unexchanged Shares
               ------------------------------------------------
of Viacom Class B Common Stock, CVRs, Viacom Merger Debentures
- --------------------------------------------------------------
and Warrants.  No dividends or other distributions declared or
- ------------
made after the Effective Time with respect to shares of Viacom Class B Common Stock, CVRs, Viacom Merger Debentures and Warrants with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Viacom Class B Common Stock, CVRs, Viacom Merger Debentures or Warrants they are entitled to receive until the holder of such Certificate shall surrender such Certificate.

          (d)  Fractional Shares, CVRs, Viacom Merger Debentures
               -------------------------------------------------
and Warrants.  (i)  No fraction of a share of Viacom Class B
- ------------
Common Stock or fraction of a CVR, Viacom Merger Debenture or Warrant shall be issued in the Merger. In lieu of any such fractional shares or fractional CVRs, Viacom Merger Debentures or Warrants, each holder of Paramount Common Stock entitled to receive shares of Viacom Class B Common Stock, CVRs, Viacom Merger Debentures and Warrants in the Merger, upon surrender of a Certificate for exchange pursuant to this Section 1.7, shall be paid (1) an amount in cash (without interest), rounded to the nearest cent, determined by multiplying (x) the per share closing price on the American Stock Exchange ("AMEX") of Viacom Class B
                                       ----
Common Stock on the date of the Effective Time (or, if shares of Viacom Class B Common Stock do not trade on the AMEX on such date, the first date of trading of such Viacom Class B Common Stock on the AMEX after the Effective Time) by (y) the fractional interest in Viacom Class B Stock to which such holder would otherwise be entitled (after taking into account all shares of Paramount Common Stock then held of record by such holder) plus
                                                           ----
(2) an amount in cash (without interest), rounded to the nearest cent, determined by multiplying (x) the fair market value of one CVR, as determined by reference to a five day average trading price, if available, or if not available, in the reasonable judgment of the Viacom Board of Directors by (y) the fractional interest in a CVR to which such holder would otherwise be entitled (after taking into account all shares of Paramount Common Stock then held of record by such holder) plus (3) an
                                                 ----
amount in cash (without interest) rounded to the nearest cent, determined by multiplying (x) the fair market value of one Three

Year Warrant, as determined by reference to a five day average trading price, if available, or if not available, in the reasonable judgment of the Viacom Board of Directors by (y) the fractional interest in a Three Year Warrant to which such holder would otherwise be entitled (after taking into account all shares of Paramount Common Stock then held of record by such holder) plus (4) an amount in cash (without interest) determined in
- ----
accordance with clause (ii) of this Section 1.7(d) in respect of the fractional interest in a Viacom Merger Debenture to which such holder would otherwise be entitled (after taking into account all shares of Paramount Common Stock then held of record by such holder) plus (5) an amount in cash (without interest)
                ----
rounded to the nearest cent, determined by multiplying (x) the fair market value of one Five Year Warrant, as determined by reference to a five day average trading price, if available, or if not available, in the reasonable judgment of the Viacom Board of Directors by (y) the fractional interest in a Five Year Warrant to which such holder would otherwise be entitled (after taking into account all shares of Paramount Common Stock then held of record by such holder).

              (ii) The Viacom Merger Debentures shall be issued in the Merger only in principal amounts of $1,000 or integral multiples thereof. Holders of shares of Paramount Common Stock otherwise entitled to fractional amounts of Viacom Merger Debentures shall be entitled to receive promptly from the Exchange Agent a cash payment in an amount equal to such holder's proportionate interest (after taking into account all shares of Paramount Common Stock then held of record by such holder) in the proceeds from the sale or sales in the open market by the Exchange Agent, on behalf of all such holders, of the aggregate fractional principal amount of Viacom Merger Debentures.

          (e)  Termination of Exchange Fund.  Any portion of the
               ----------------------------
Exchange Fund which remains undistributed to the holders of Paramount Common Stock for six months after the Effective Time shall be delivered to Viacom, upon demand, and any holders of Paramount Common Stock who have not theretofore complied with this Article I shall thereafter look only to Viacom for the Merger Consideration to which they are entitled pursuant to this
Article I.

          (f)  No Liability.  Neither Viacom nor Paramount shall
               ------------
be liable to any holder of shares of Paramount Common Stock for any such shares of Viacom Class B Common Stock, CVRs, Viacom Merger Debentures, Warrants (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (g)  Withholding Rights.  Viacom or the Exchange Agent
               ------------------
shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Paramount Common Stock such amounts as Viacom or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Viacom or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Paramount Common Stock in respect of which such deduction and withholding was made by Viacom or the Exchange Agent.

          SECTION 1.8.  Stock Transfer Books.  At the Effective
                        --------------------
Time, the stock transfer books of Paramount shall be closed, and there shall be no further registration of transfers of shares of Paramount Common Stock thereafter on the records of Paramount.
On or after the Effective Time, any Certificates presented to the Exchange Agent or Viacom for any reason shall be converted into the Merger Consideration.

          SECTION 1.9.  Stock Options; Payment Rights.  (a)  At
                        -----------------------------
the Effective Time, Paramount's obligations with respect to each outstanding Stock Option (as defined in Section 3.3) to purchase shares of Paramount Common Stock, as amended in the manner described in the following sentence, shall be assumed by Viacom. The Stock Options so assumed by Viacom shall continue to have, and be subject to, the same terms and conditions as set forth in the stock option plans and agreements pursuant to which such Stock Options were issued as in effect immediately prior to the Effective Time, except that each such Stock Option shall be exercisable for (i) that number of whole shares of Viacom Class B Common Stock equal to the product of the number of shares of Paramount Common Stock covered by such Stock Option immediately prior to the Effective Time multiplied by the Class B Exchange Ratio and rounded up to the nearest whole number of shares of Viacom Class B Common Stock, (ii) that number of whole CVRs equal to the product of the number of shares of Paramount Common Stock covered by such Stock Option immediately prior to the Effective Time multiplied by the CVR Exchange Ratio and rounded up to the nearest whole number of CVRs; provided, that, if the option
                              --------
holder has not exercised his or her Stock Option prior to the maturity of the CVRs, then the CVRs described above shall be replaced by that number of shares of Viacom Class B Common Stock equal in value to the amount by which the Target Price (as defined in Annex C hereto) exceeds the greater of the Current Market Value (as defined in Annex C hereto) and the Minimum Price (as defined in Annex C hereto) on the applicable maturity date multiplied by the number of such CVRs, rounded up to the nearest whole number of shares, (iii) that number of whole Three Year Warrants equal to the product of the number of shares of Paramount Common Stock covered by such Stock Option immediately prior to the Effective Time multiplied by the Three Year Warrant Exchange Ratio and rounded up to the nearest whole number of Three Year Warrants; provided, that, if the option holder has not
                     --------
exercised his or her Stock Option prior to the third anniversary of the Effective Time, then the Three Year Warrants described above shall be replaced by that number of shares of Viacom Class B Common Stock equal in value to the fair market value of such Three Year Warrants (as determined by reference to the average trading price for the five-day trading period immediately prior to the third anniversary of the Effective Time, if available, or, if not available, in the reasonable judgment of the Viacom Board of Directors), rounded up to the nearest whole number of shares;
(iv) that number of whole Five Year Warrants equal to the product of the number of shares of Paramount Common Stock covered by such Stock Option immediately prior to the Effective Time multiplied by the Five Year Warrant Exchange Ratio and rounded up to the nearest whole number of Five Year Warrants; provided, that, if
                                            --------
the option holder has not exercised his or her Stock Option prior to the fifth anniversary of the Effective Time, then the Five Year Warrants described above shall be replaced by that number of shares of Viacom Class B Common Stock equal in value to the fair market value of such Five Year Warrants (as determined by reference to the average trading price for the five-day trading period immediately prior to the fifth anniversary of the Effective Time, if available, or if not available, in the reasonable judgment of the Viacom Board of Directors), rounded up to the nearest whole number of shares; and (v) that (A) principal amount of whole Viacom Merger Debentures equal to the product of the number of shares of Paramount Common Stock covered by such Stock Option immediately prior to the Effective Time multiplied by the Debenture Exchange Ratio plus an amount in cash (without
                                ----
interest), rounded to the nearest cent, determined by multiplying
(x) the fair market value of one Viacom Merger Debenture, as determined by reference to a five day average trading price, if available, or if not available, in the reasonable judgment of the Viacom Board of Directors by (y) the fractional interest in a Viacom Merger Debenture to which such option holder would otherwise be entitled or (B) if issued, that number of whole shares of Viacom Exchange Preferred Stock (as defined in Annex B) equal to the product of the number of shares of Paramount Common Stock covered by such Stock Option immediately prior to the Effective Time multiplied by .35 and rounded up to the nearest whole number of shares of Viacom Exchange Preferred Stock or (C) if issued, that principal amount of whole Viacom Exchange Debentures (as defined in Annex B) equal to the product of the number of shares of Paramount Common Stock covered by such Stock Option immediately prior to the Effective Time multiplied by the Debenture Exchange Ratio plus an amount in cash (without
                         ----
interest), rounded to the nearest cent, determined by multiplying
(x) the fair market value of one Viacom Exchange Debenture, as determined by reference to a five day average trading price, if available, or if not available, in the reasonable judgment of the Viacom Board of Directors by (y) the fractional interest in a Viacom Exchange Debenture to which such option holder would otherwise be entitled, provided that there shall be no such
                       --------
rounding up with respect to Incentive Stock Options (as defined below). Viacom shall (i) reserve for issuance the number of shares of Viacom Class B Common Stock, CVRs, Viacom Merger Debentures and Warrants that will become issuable upon the exercise of such Stock Options pursuant to this Section 1.9 and
(ii) promptly after the Effective Time, issue to each holder of an outstanding Stock Option a document evidencing the assumption by Viacom of Paramount's obligations with respect thereto under this Section 1.9. Nothing in this Section 1.9 shall affect the schedule of vesting with respect to the Stock Options to be assumed by Viacom as provided in this Section 1.9. In the case of any Stock Option to which Section 421 of the Code applies by reason of its qualification under Section 422 of the Code (an "Incentive Stock Option"), the option price, the number and type
 ----------------------
of shares purchasable pursuant to such Incentive Stock Option and the terms and conditions of exercise of such Incentive Stock Option shall be determined immediately after the Effective Time in such manner as to comply with Section 424(a) of the Code. To preserve the qualification of all Incentive Stock Options under
Section 422 of the Code, (i) in addition to the Viacom Class B Common Stock and (ii) in lieu of all CVRs, Viacom Merger Debentures or Warrants for which an Incentive Stock Option would otherwise become exercisable pursuant to the foregoing provisions of this Section 1.9, such Incentive Stock Option shall become exercisable for that number of shares of Viacom Class B Common Stock equal to the fair market value of such CVRs, Viacom Merger Debentures or Warrants (determined, at the time of the Merger, by reference to a five-day average trading price of such securities, if available, or if not available, in the reasonable judgment of the Viacom Board of Directors).

          SECTION 1.10.  Dissenting Shares.  (a)  Notwithstanding
                         -----------------
any other provision of this Agreement to the contrary, shares of Paramount Common Stock that are outstanding immediately prior to the Effective Time and which are held by stockholders who shall have not voted in favor of the Merger or consented thereto in writing and who shall have demanded properly in writing appraisal for such shares in accordance with Section 262 of Delaware Law and who shall not have withdrawn such demand or otherwise have forfeited appraisal rights (collectively, the "Dissenting
                                               ----------
Shares") shall not be converted into or represent the right to
- ------
receive the Merger Consideration. Such stockholders shall be entitled to receive payment of the appraised value of such shares of Paramount Common Stock held by them in accordance with the provisions of such Section 262, except that all Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such shares of Paramount Common Stock under such
Section 262 shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive, without any interest thereon, the Merger Consideration (as if such Shares were Non-Election Shares in the case of a Merger to which section 1.6(b) applies), upon surrender, in the manner provided in Section 1.7, of the certificate or certificates that formerly evidenced such shares of Paramount Common Stock.

          (b) Paramount shall give Viacom (i) prompt notice of any demands for appraisal received by Paramount, withdrawals of such demands, and any other instruments served pursuant to Delaware Law and received by Paramount and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under Delaware Law. Paramount shall not, except with the prior written consent of Viacom, make any payment with respect to any demands for appraisal, or offer to settle, or settle, any such demands.


                            ARTICLE II

                            THE OFFER

          SECTION 2.1.  The Offer.  (a)  Viacom has amended and
                        ---------
supplemented the Offer to (i) provide that the purchase price offered for shares pursuant to the Offer shall be the Per Share Amount, (ii) provide that the obligation of Viacom to accept for payment and pay for Shares tendered pursuant to the Offer shall be subject to the condition (as such condition may be amended in accordance with the terms hereof, the "Minimum Condition") that
                                       -----------------
at least 61,657,432 shares of Paramount Common Stock (or such greater number of shares as equals 50.1% of the shares of Paramount Common Stock then outstanding on a fully diluted basis) shall have been validly tendered and not withdrawn prior to the expiration of the Offer, that the Board of Directors of Paramount, in accordance with Section 3.13 of this Agreement, shall have amended the Rights Agreement to make the Rights (such terms being used as defined in Section 3.13) inapplicable to the Offer and the Merger as contemplated by Section 3.13 or the Rights shall be otherwise inapplicable to the Offer and the Merger (the "Rights Condition"), and also shall be subject to the
             ----------------
satisfaction of the other conditions set forth in Annex A hereto and (iii) extend the expiration date of the Offer until Midnight on February 14, 1994. Viacom expressly reserves the right to waive any such condition (other than the Minimum Condition), to increase the aggregate cash consideration to be paid pursuant to the Offer and to increase the number of shares of Paramount Common Stock sought in the Offer; provided, however, that no
                                  --------  -------
change may be made without the prior written consent of Paramount which decreases the number of shares of Paramount Common Stock sought in the Offer below 50.1% of the outstanding shares of Paramount Common Stock on a fully diluted basis; which decreases the aggregate cash consideration payable in the Offer or changes the form of consideration payable in the Offer (except to the extent the Other Offeror (as defined below) has made such changes with the consent of Paramount); or which imposes conditions to the Offer in addition to those set forth in Annex A hereto. Notwithstanding the foregoing sentence, so long as the Other Offeror is bound by substantially identical restrictions made for the benefit of Paramount, Viacom shall not amend the Offer in order to increase by less than $60 million the aggregate cash consideration to be paid pursuant to the Offer or increase the number of shares of Paramount Common Stock for which tenders are sought by less than 2% of the outstanding shares of Paramount Common Stock. The Per Share Amount shall, subject to applicable withholding of taxes, be net to the seller in cash, upon the terms and subject to the conditions of the Offer. Subject to the terms and conditions of the Offer (including, without limitation, the Minimum Condition and the terms of this Agreement), Viacom shall pay, as promptly as practicable after expiration of the Offer, for all shares of Paramount Common Stock validly tendered and not withdrawn at the earliest such time following expiration of the Offer that all conditions to the Offer shall have been waived or satisfied by Viacom.

          (b) Viacom has filed with the Securities and Exchange Commission (the "SEC") an amendment to its Tender Offer Statement
                 ---
on Schedule 14D-1 (together with all amendments and supplements thereto, the "Schedule 14D-1") with respect to the Offer. The
              --------------
Schedule 14D-1 contains or incorporates by reference an amendment and supplement to the offer to purchase (the "Offer to Purchase")
                                              -----------------
and forms of the related letter of transmittal and any related summary advertisement (the Schedule 14D-1, the Offer to Purchase and such other documents, together with all supplements and amendments thereto, being referred to herein collectively as the "Offer Documents"). Viacom and Paramount agree to correct
 ---------------
promptly any information provided by any of them for use in the Offer Documents which shall have become false or misleading, and Viacom further agrees to take all steps necessary to cause the
Schedule 14D-1 as so corrected to be filed with the SEC and the other Offer Documents as so corrected to be disseminated to holders of shares of Paramount Common Stock, in each case as and to the extent required by applicable federal securities laws.

          (c) (i) Notwithstanding the amendment of the Offer, Viacom shall be free to terminate the Offer at any time subject to its continuing obligations to consummate the Merger, including without limitation pursuant to Sections 6.6 and 6.10, provided
                                                      --------
that prior to such termination of the Offer, Viacom shall have determined in good faith that either (x) terminating the Offer will facilitate the earlier consummation of the Merger in accordance with the terms of this Merger Agreement or (y) the conditions to the Offer (other than the Minimum Condition and the Rights Condition) are unlikely to be satisfied. Notwithstanding the foregoing, Viacom hereby agrees that, without the written consent of Paramount, it may not terminate the Offer unless required to terminate pursuant to Section 2.5 hereof or extend the Expiration Date (as defined below) except for failure to satisfy a condition at the Expiration Date, at any time that all of the conditions to the Offer have been satisfied or that there exists no material risk that the conditions will not be satisfied by such Expiration Date, provided, Viacom may extend the
                         --------
Expiration Date pursuant to this Section 2.1(c), Sections 2.1(a), 2.1(d) and 2.3 hereof or any such extension required by Federal securities laws.

         (ii) No extension of the expiration date (such expiration date as extended from time to time shall be defined herein to mean the "Expiration Date") permitted pursuant to this
                    ---------------
Agreement shall be for a period of less than three business days, and the Expiration Date shall not be extended for any reason beyond 12:00 midnight on February 14, 1994, or such later date in accordance with the last parenthetical of Section 2.1(d)(ii),
Section 2.3, or as required by law to the extent that the extension arises due to an event outside the control of Viacom (those events not deemed to be outside the control of the Offeror shall include, without limitation, any change in the terms of the Offer or the Merger) (the "Final Expiration Date"); Viacom
                           ---------------------
agrees that it will not increase the price per share of Paramount Common Stock payable in the Offer or the Merger or otherwise amend the Offer or the terms of the Merger primarily to extend the expiration date of the tender offer by QVC Network, Inc. ("QVC") (the "Other Offeror") to purchase the outstanding shares
  ---         -------------
of Paramount Common Stock (the "Other Offer").  Any amendment to
                                -----------
the Offer or any change in the consideration offered to the Paramount stockholders in the Merger that results in an extension of the Expiration Date shall be publicly announced by 5:00 p.m. on the date of such amendment or change. Viacom hereby agrees that it shall not (a) seek to amend or waive any provision of this Agreement that is substantially identical to the provisions relating to the bidding procedures contained in the Other Exemption Agreement (the "Bidding Procedures") or (b) publicly
                          ------------------
announce an intention to take an action which is not otherwise permitted, or refrain from taking an action which is required, under the terms of this Agreement relating to the Bidding Procedures.

          (d) In order to cause the Offer and the Other Offer to remain on the same time schedule, Viacom hereby agrees that if the Other Offeror remains subject to an agreement (the "Other
                                                        -----
Exemption Agreement"), containing terms for the benefit of
- -------------------
Paramount substantially similar to the form of exemption agreement between Viacom and Paramount dated as of December 22, 1993, as amended (the "Exemption Agreement"), and (i) extends the
                       -------------------
expiration date of the Other Offer (such expiration date, as extended from time to time, the "Other Expiration Date") in
                                 ---------------------
accordance with the Other Exemption Agreement, then the Expiration Date shall be extended (as soon as practicable, but not later than one business day following the announcement of the extension of the Other Expiration Date) by Viacom to the Other Expiration Date, or (ii) if upon notification to Paramount by Viacom and the Other Offeror of the results of their respective offers (which notification shall be required to be delivered by Viacom and the Other Offeror no later than promptly following the expiration of their respective offers), Paramount has notified Viacom and the Other Offeror (which notification shall be required to be delivered by Paramount promptly) that a number of shares of Paramount Common Stock that would satisfy the Minimum Condition or the minimum condition defined in the Other Offer (which under no circumstances may be less than 50.1% of the outstanding shares of Paramount Common Stock on a fully diluted basis) (the "Other Minimum Condition") shall not have been
             -----------------------
validly tendered (and not withdrawn) pursuant to either the Offer or the Other Offer, respectively, at the Expiration Date (or a number of shares of Paramount Common Stock that would satisfy the Minimum Condition and the Other Minimum Condition shall have been validly tendered and not withdrawn pursuant to both the Offer and the Other Offer at the Expiration Date), then Viacom shall extend the Expiration Date of the Offer for a period of 10 business days.

          (e) Viacom shall be subject to the obligations of Sections 2.1(c)(ii), 2.1(d) and 2.5 for so long as the Other Offeror remains subject to the obligations set forth in the Other Exemption Agreement; provided, however, that Viacom shall not be
                     --------  -------
subject to Sections 2.1(c)(ii), 2.1(d) and 2.5 in the event that the Other Offeror has not performed or complied in all material respects with the Other Exemption Agreement.

          SECTION 2.2.  Action by Paramount.  (a)  Paramount
                        -------------------
hereby approves of and consents to the making of the Offer and represents that (i) the Board of Directors of Paramount, at a meeting duly called and held on February 4, 1994, has unanimously
(A) determined that the Offer and the Merger, taken together, are fair to and in the best interests of the holders of shares of Paramount Common Stock, (B) approved and adopted this Agreement and the transactions contemplated hereby and (C) recommended that the stockholders of Paramount approve and adopt this Agreement and the transactions contemplated hereby and accept the Offer, and (ii) Lazard Freres & Co. has delivered to the Board an opinion on February 4, 1994, to the effect that, as of such date, the consideration to be received by the holders of shares of Paramount Common Stock pursuant to the Offer and the Merger, taken together, is fair to the holders of shares of Paramount Common Stock from a financial point of view. Subject to the fiduciary duties of the Board of Directors of Paramount under applicable law as advised by independent legal counsel (who may be such party's regularly engaged legal counsel), Paramount hereby consents to the inclusion in the Offer Documents prepared in connection with the Offer of the recommendation of the Board of Directors of Paramount described in the immediately preceding sentence.

          (b) As soon as reasonably practicable after the date hereof, Paramount shall file with the SEC an amendment to its Solicitation/Recommendation Statement on Schedule 14D-9 (together with all amendments and supplements thereto, the "Schedule
                                                  --------
14D-9") containing, subject to the fiduciary duties of the Board
- -----
of Directors of Paramount under applicable law as advised by independent legal counsel (who may be such party's regularly engaged legal counsel), the recommendation of the Board of Directors of Paramount described in Section 2.2(a) and shall disseminate the Schedule 14D-9 to the extent required by Rule 14e-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any other applicable federal
              ------------
securities laws. Paramount and Viacom agree to correct promptly any information provided by any of them for use in the Schedule 14D-9 which shall have become false or misleading, and Paramount further agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and disseminated to holders of shares of Paramount Common Stock, in each case as and to the extent required by applicable federal securities laws.

          (c) Paramount shall promptly furnish Viacom with mailing labels containing the names and addresses of all record holders of shares of Paramount Common Stock and with security position listings of shares of Paramount Common Stock held in stock depositories, each as of a recent date, together with all other available listings and computer files containing names, addresses and security position listings of record holders and beneficial owners of shares of Paramount Common Stock. Paramount shall furnish Viacom with such additional information, including, without limitation, updated listings and computer files of stockholders, mailing labels and security position listings, and such other assistance as Viacom or its agents may reasonably request. Subject to the requirements of applicable law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Merger or the Offer, Viacom shall hold in confidence the information contained in such labels, listings and files, shall use such information only in connection with the Merger and the Offer, and, if this Agreement shall be terminated in accordance with Section 8.1, shall deliver to Paramount all copies of such information then in its possession.

          SECTION 2.3.  Receipt of Common Stock.  Unless the
                        -----------------------
event referred to in the last parenthetical of Section 2.1(d)(ii) that would satisfy the Minimum Condition occurs, in the event that a number of shares of Paramount Common Stock shall have been validly tendered and not withdrawn in the Offer at the Expiration Date and, as of such Expiration Date, Viacom has waived all conditions to the Offer (other than the Minimum Condition and the conditions relating to the Rights Agreement, Article XI of the Paramount Certificate of Incorporation, Section 203 of Delaware Law and judicial or governmental injunction, each as set forth therein), then Viacom shall extend the Expiration Date to a date 10 business days from the then scheduled Expiration Date; provided, that such extension shall be for a period of 5 business
- --------
days in the event that the Other Offer has been terminated prior to the foregoing Expiration Date.

          SECTION 2.4.  Completion Certificate.  At such time as
                        ----------------------
Viacom has fulfilled the terms of Section 2.3 above, Viacom shall deliver to the Board of Directors of Paramount a certificate (the "Completion Certificate"), executed by an authorized officer of
 ----------------------
Viacom, certifying that all the terms of Section 2.3 have been fulfilled.

          SECTION 2.5.  Termination of the Offer.  Unless the
                        ------------------------
event referred to in the last parenthetical of Section 2.1(d)(ii) occurs, Viacom hereby agrees to terminate the Offer at such time as Viacom has been notified pursuant to a certificate executed by an authorized officer of Paramount that (i) a number of shares of Paramount Common Stock that would satisfy the Other Minimum Condition shall have been validly tendered to the Other Offer and not withdrawn at the Other Expiration Date of the Other Offer,
(ii) all conditions to the Other Offer, except the Other Minimum Condition and the conditions relating to the Rights Agreement,

Article XI of the Paramount Certificate of Incorporation, Section 203 of the Delaware Law and judicial or governmental injunction, each as set forth therein, shall have been waived and (iii) a completion certificate from the Other Offeror has been delivered to Paramount; provided, however, that Viacom shall not be
              --------  -------
required to terminate the Offer in the event that the Other Offeror has not performed or complied in all material respects with the Other Exemption Agreement.

          SECTION 2.6.  Board of Directors; Section 14(f).  (a)
                        ---------------------------------
If requested by Viacom, Paramount shall, promptly following the acceptance for payment of the shares of Paramount Common Stock to be purchased pursuant to the Offer, and from time to time
thereafter, take all actions necessary to cause a majority of directors (and of members of each committee of the Board of
Directors) of Paramount and of each subsidiary of Paramount to be comprised of the designees of Viacom (whether, at the request of Viacom, by means of increasing the size of the Board of Directors of Paramount or seeking the resignation of directors and causing Viacom's designees to be elected); provided, that prior to receipt by Viacom
                          --------
of long-form approval by the Federal Communications Commission
(the "FCC") permitting Viacom to control Paramount, Paramount
      ---
shall take all actions necessary to elect the Viacom voting trustee approved by the FCC to the Paramount Board of Directors and to otherwise act in a manner consistent with the voting trust agreement approved by the FCC.

          (b) Paramount's obligations to cause designees of Viacom to be elected or appointed to the Board of Directors of Paramount shall be subject to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. Paramount shall promptly take all actions required pursuant to Section 14(f) and Rule 14f-1 in order to fulfill its obligations under this Section, and shall include in the Schedule 14D-9 such information with respect to Viacom and its officers and directors as is required under
Section 14(f) and Rule 14f-1. Viacom will supply to Paramount any information with respect to it and its nominees, officers, directors and affiliates required by Section 14(f) and Rule 14f-1.

          (c) Following the election or appointment of Viacom's designees pursuant to this Section and prior to the Effective Time, any amendment or termination of this Agreement, extension for the performance or waiver of the obligations or other acts of Viacom or waiver of Paramount's rights hereunder, will require the concurrence of a majority of directors of Paramount then in office who are directors on the date hereof or are designated by a majority of the directors of Paramount who are directors on the date hereof.

                           ARTICLE III

           REPRESENTATIONS AND WARRANTIES OF PARAMOUNT

          Paramount hereby represents and warrants to Viacom that:

          SECTION 3.1.  Organization and Qualification;
                        -------------------------------
Subsidiaries.  (a)  Each of Paramount and each Material Paramount
- ------------
Subsidiary (as defined below) is a corporation, partnership or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not, individually or in the aggregate, have a Paramount Material Adverse Effect (as defined below). Paramount and each Material Paramount Subsidiary is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Paramount Material Adverse Effect. The term "Paramount
                                                     ---------
Material Adverse Effect" means any change or effect that is or is
- -----------------------
reasonably likely to be materially adverse to the business, results of operations or financial condition of Paramount and the Paramount Subsidiaries, taken as a whole; provided, however,
                                          --------  -------
where such term qualifies a representation or warranty contained in this Article III during the period beginning after the date hereof and until the Effective Time, then such term shall mean any change or effect that is or is reasonably likely to be materially adverse to the business or financial condition of Paramount and the Paramount Subsidiaries, taken as a whole.

          (b)  Each subsidiary of Paramount (a "Paramount
                                                ---------
Subsidiary") that constitutes a Significant Subsidiary of
- ----------
Paramount within the meaning of Rule 1-02 of Regulation S-X of the SEC is referred to herein as a "Material Paramount
                                    ------------------
Subsidiary".
- ----------

          SECTION 3.2.  Certificate of Incorporation and By-Laws.
                        ----------------------------------------
Paramount has heretofore made available to Viacom a complete and correct copy of the Certificate of Incorporation and the By-Laws or equivalent organizational documents, each as amended to date, of Paramount and each Material Paramount Subsidiary. Such Certificates of Incorporation, By-Laws and equivalent organizational documents are in full force and effect. Neither Paramount nor any Material Paramount Subsidiary is in violation of any provision of its Certificate of Incorporation, By-Laws or equivalent organizational documents, except for such violations that would not, individually or in the aggregate, have a Paramount Material Adverse Effect.

          SECTION 3.3.  Capitalization.  The authorized capital
                        --------------
stock of Paramount consists of 600,000,000 shares of Paramount Common Stock and 75,000,000 shares of Preferred Stock, par value $.01 per share ("Paramount Preferred Stock"). As of February 3,
                 -------------------------
1994, 121,937,762 shares of Paramount Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable. As of February 3, 1994, 25,924,286 shares were held in the treasury of Paramount. As of January 31, 1994, 9,409,208 shares were reserved for future issuance pursuant to Paramount's 1992 Stock Option Plan and 1989 Stock Option Plan (any employee stock option issued under any such plan being a "Stock Option") and reserved for future issuance under the
 ------------
Long-Term Incentive Plan. Between August 31, 1993 and the date of this Agreement, awards have been made under the Long-Term Performance Plan as indicated on Schedule 3.3. As of February 3, 1994, options to acquire 2,398,060 shares of Paramount Common Stock were outstanding. As of the date hereof, no shares of Paramount Preferred Stock are issued and outstanding. Except as set forth in Section 3.3 of the Disclosure Schedule previously delivered by Paramount to Viacom (the "Paramount Disclosure
                                       --------------------
Schedule"), or except as set forth in this Section 3.3, and
- --------
except pursuant to the Rights Agreement (as defined in Section 3.13), there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Paramount or any Material Paramount Subsidiary or obligating Paramount or any Material Paramount Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, Paramount or any Material Paramount Subsidiary. All shares of Paramount Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. Except as set forth in Section 3.3 of the Paramount Disclosure Schedule, there are no material outstanding contractual obligations of Paramount or any Paramount Subsidiary to repurchase, redeem or otherwise acquire any shares of Paramount Common Stock or any capital stock of any Material Paramount Subsidiary, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Paramount Subsidiary or any other person. Each outstanding share of capital stock of each Material Paramount Subsidiary is duly authorized, validly issued, fully paid and nonassessable and each such share owned by Paramount or another Paramount Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on Paramount's or such other Paramount Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever. Set forth in Section 3.3 of the Disclosure Schedule is Paramount's percentage interest in the outstanding capital stock or partnership interests of USA Networks, United Cinemas International Multiplex B.V., United International Pictures and Cinamerica Theatres, L.P.

          SECTION 3.4.  Authority Relative to This Agreement.
                        ------------------------------------
Paramount has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions (including, without limitation, the Offer) contemplated hereby (the "Transactions"). The
                                     ------------
execution and delivery of this Agreement by Paramount and the consummation by Paramount of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Paramount are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the Merger, the approval and adoption of this Agreement by the holders of a majority of the then outstanding shares of Paramount Common Stock, and the filing and recordation of appropriate merger documents as required by Delaware Law). This Agreement has been duly and validly executed and delivered by Paramount and, assuming the due authorization, execution and delivery by Viacom, constitutes a legal, valid and binding obligation of Paramount, enforceable against Paramount in accordance with its terms. Paramount has taken all appropriate actions so that the restrictions on business combinations contained in Section 203 of Delaware Law and Article XI of Paramount's Certificate of Incorporation will not apply with respect to or as a result of the Transactions.

          SECTION 3.5.  No Conflict; Required Filings and
                        ---------------------------------
Consents.  (a)  Except as set forth in Section 3.05 of the
- --------
Disclosure Schedule, the execution and delivery of this Agreement by Paramount does not, and the performance by Paramount of its obligations under this Agreement will not, (i) conflict with or violate the Certificate of Incorporation or By-Laws or equivalent organizational documents of Paramount or any Material Paramount Subsidiary, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Paramount or any Paramount Subsidiary or by which any property or asset of Paramount or any Paramount Subsidiary is bound or affected, or
(iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, result in the loss of a material benefit under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Paramount or any Paramount Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Paramount or any Paramount Subsidiary is a party or by which Paramount or any Paramount Subsidiary or any property or asset of Paramount or any Paramount Subsidiary is bound or affected, except, in the case of clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or delay consummation of the Merger or the Offer in any material respect, or otherwise prevent Paramount from performing its obligations under this Agreement in any material respect, and would not, individually or in the aggregate, have a Paramount Material Adverse Effect.

          (b) The execution and delivery of this Agreement by Paramount does not, and the performance of this Agreement by Paramount will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign (each a "Governmental Entity"), except (i) for (A) applicable
 -------------------
requirements, if any, of the Exchange Act, the Securities Act of 1933, as amended (the "Securities Act"), state securities or
                       --------------
"blue sky" laws ("Blue Sky Laws") and state takeover laws, (B)
                  -------------
applicable requirements of the Communications Act of 1934, as amended (the "Communications Act"), and of state and local
              ------------------
governmental authorities, including state and local authorities granting franchises to operate cable systems, (C) applicable requirements of the Investment Canada Act of 1985 and the Competition Act (Canada), (D) filing and recordation of appropriate merger documents as required by Delaware Law and (E) applicable requirements, if any, of any non-United States competition, antitrust and investment laws and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger or the Offer in any material respect, or otherwise prevent Paramount from performing its obligations under this Agreement in any material respect, and would not, individually or in the aggregate, have a Paramount Material Adverse Effect.

          SECTION 3.6.  Compliance.  Except as set forth in
                        ----------
Section 3.6 of the Paramount Disclosure Schedule, neither Paramount nor any Paramount Subsidiary is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to Paramount or any Paramount Subsidiary or by which any property or asset of Paramount or any Paramount Subsidiary is bound or affected, or
(ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Paramount or any Paramount Subsidiary is a party or by which Paramount or any Paramount Subsidiary or any property or asset of Paramount or any Paramount Subsidiary is bound or affected, except for any such conflicts, defaults or violations that would not, individually or in the aggregate, have a Paramount Material Adverse Effect.

          SECTION 3.7.  SEC Filings; Financial Statements.
                        ---------------------------------
Except as set forth in Section 3.7 of the Paramount Disclosure Schedule, (a) Paramount has filed all forms, reports and documents required to be filed by it with the SEC since October 31, 1990, and has heretofore made available to Viacom, in the form filed with the SEC (excluding any exhibits thereto), (i) its Annual Reports on Form 10-K for the fiscal years ended October 31, 1990, 1991 and 1992, respectively, (ii) its Transition Report on Form 10-K for the six months ended April 30, 1993, as amended,
(iii) its Quarterly Reports on Form 10-Q for the periods ended July 31, 1993 and October 31, 1993, (iv) all proxy statements relating to Paramount's meetings of stockholders (whether annual or special) held since October 31, 1990, and (v) all other forms, reports and other registration statements (other than Quarterly Reports on Form 10-Q not referred to in clause (iii) above and preliminary materials) filed by Paramount with the SEC since October 31, 1990 (the forms, reports and other documents referred to in clauses (i), (ii), (iii), (iv) and (v) above being referred to herein, collectively, as the "Paramount SEC Reports"). The
                                 ---------------------
Paramount SEC Reports and any forms, reports and other documents filed by Paramount with the SEC after the date of this Agreement
(x) were or will be prepared in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder and (y) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Paramount Subsidiary is required to file any form, report or other document with the SEC.

          (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Paramount SEC Reports was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each fairly presented the financial position, results of operations and cash flows of Paramount and the consolidated Paramount Subsidiaries as at the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which were not and are not expected, individually or in the aggregate, to be material in amount).

          (c) Except as set forth in Section 3.7 of the Paramount Disclosure Schedule or except as and to the extent set forth in the Paramount SEC Reports filed with the SEC prior to the date of this Agreement, Paramount and the Paramount Subsidiaries do not have any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) other than liabilities and obligations which would not, individually or in the aggregate, have a Paramount Material Adverse Effect.

          SECTION 3.8.  Absence of Certain Changes or Events.
                        ------------------------------------
Since April 30, 1993, except as contemplated by this Agreement or as set forth in Section 3.8 of the Paramount Disclosure Schedule, contemplated by this Agreement or disclosed in any Paramount SEC Report filed since April 30, 1993 and prior to the date of this Agreement, Paramount and the Paramount Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since April 30, 1993, there has not been (i) as of the date hereof, any change, occurrence or circumstance in the business, results of operations or financial condition of Paramount or any Paramount Subsidiary having, individually or in the aggregate, a Paramount Material Adverse Effect, (ii) any damage, destruction or loss (whether or not covered by insurance) with respect to any property or asset of Paramount or any Paramount Subsidiary and having, individually or in the aggregate, a Paramount Material Adverse Effect, (iii) any change by Paramount in its accounting methods, principles or practices, (iv) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of Paramount or any Paramount Subsidiary or any redemption, purchase or other acquisition of any of their respective securities other than regular quarterly dividends on the shares of Paramount Common Stock not in excess of $.20 per share and dividends by a Paramount Subsidiary to Paramount and other than to fund pre-established Paramount Plans and dividend reinvestment plans, or
(v) other than as set forth in Section 3.3 and pursuant to the plans, programs or arrangements referred to in Section 3.10 and other than in the ordinary course of business consistent with past practice, any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any officers or key employees of Paramount or any Paramount Subsidiary.

          SECTION 3.9.  Absence of Litigation.  Except as set
                        ---------------------
forth in Section 3.9 of the Paramount Disclosure Schedule or except as disclosed in the Paramount SEC Reports filed with the SEC prior to the date of this Agreement, there is no claim, action, proceeding or investigation pending or, to the best knowledge of Paramount, threatened against Paramount or any Paramount Subsidiary, or any property or asset of Paramount or any Paramount Subsidiary, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, which, individually or in the aggregate, is reasonably likely to have a Paramount Material Adverse Effect. Except as disclosed in the Paramount SEC Reports filed with the SEC prior to the date of this Agreement, neither Paramount nor any Paramount Subsidiary nor any property or asset of Paramount or any Paramount Subsidiary is subject to any order, writ, judgment, injunction, decree, determination or award having or reasonably likely to have, individually or in the aggregate, a Paramount Material Adverse Effect.

          SECTION 3.10.  Employee Benefit Plans.  With respect to
                         ----------------------
all the employee benefit plans, programs and arrangements maintained for the benefit of any current or former employee, officer or director of Paramount or any Paramount Subsidiary (the "Paramount Plans"), except as set forth in Section 3.10 of the
 ---------------
Paramount Disclosure Schedule or the Paramount SEC Reports and except as would not, individually or in the aggregate, have a Paramount Material Adverse Effect: (i) each Paramount Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service (the "IRS") that it is so qualified and nothing
                      ---
has occurred since the date of such letter that could reasonably be expected to affect the qualified status of such Paramount Plan; (ii) each Paramount Plan has been operated in all respects in accordance with its terms and the requirements of applicable law; (iii) neither Paramount nor any Paramount Subsidiary has incurred any direct or indirect liability under, arising out of or by operation of Title IV of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), in connection with
                                   -----
the termination of, or withdrawal from, any Paramount Plan or other retirement plan or arrangement, and no fact or event exists that could reasonably be expected to give rise to any such liability; and (iv) Paramount and the Paramount Subsidiaries have not incurred any liability under, and have complied in all material respects with, the Worker Adjustment Retraining Notification Act, and no fact or event exists that could give rise to liability under such act. Except as set forth in Section
3.10 of the Paramount Disclosure Schedule or the Paramount SEC Reports, the aggregate accumulated benefit obligations of each Paramount Plan subject to Title IV of ERISA (as of the date of the most recent actuarial valuation prepared for such Paramount
Plan) do not exceed the fair market value of the assets of such Paramount Plan (as of the date of such valuation).

          SECTION 3.11.  Trademarks, Patents and Copyrights.
                         ----------------------------------
Paramount and the Paramount Subsidiaries own or possess adequate licenses or other valid rights to use all material patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, service marks, trade secrets, applications for trademarks and for service marks, know-how and other proprietary rights and information used or held for use in connection with the business of Paramount and the Paramount Subsidiaries as currently conducted or as contemplated to be conducted, and Paramount is unaware of any assertion or claim challenging the validity of any of the foregoing which, individually or in the aggregate, would have a Paramount Material Adverse Effect. The conduct of the business of Paramount and the Paramount Subsidiaries as currently conducted does not conflict in any way with any patent, patent right, license, trademark, trademark right, trade name, trade name right, service mark or copyright of any third party that, individually or in the aggregate, would have a Paramount Material Adverse Effect. To the best knowledge of Paramount, there are no infringements of any proprietary rights owned by or licensed by or to Paramount or any Paramount Subsidiary which, individually or in the aggregate, would have a Paramount Material Adverse Effect.

          SECTION 3.12.  Taxes.  Paramount and the Paramount
                         -----
Subsidiaries have timely filed all federal, state, local and foreign tax returns and reports required to be filed by them through the date hereof and shall timely file all returns and reports required on or before the Effective Time, except for such returns and reports the failure of which to file timely would not, individually or in the aggregate, have a Paramount Material Adverse Effect. Such reports and returns are and will be true, correct and complete, except for such failure to be true, correct and complete as would not, individually or in the aggregate, have a Paramount Material Adverse Effect. Paramount and the Paramount Subsidiaries have paid and discharged all federal, state, local and foreign taxes due from them, other than such taxes that are being contested in good faith by appropriate proceedings and are adequately reserved as shown in the audited consolidated balance sheet of Paramount dated October 31, 1992 (the "Paramount 1992
                                                --------------
Balance Sheet") and its most recent quarterly financial
- -------------
statements, except for such failures to so pay and discharge which would not, individually or in the aggregate, have a Paramount Material Adverse Effect. Neither the IRS nor any other taxing authority or agency, domestic or foreign, is now asserting or, to the best knowledge of Paramount, threatening to assert against Paramount or any Paramount Subsidiary any deficiency or material claim for additional taxes or interest thereon or penalties in connection therewith which, if such deficiencies or claims were finally resolved against Paramount and the Paramount Subsidiaries would, individually or in the aggregate, have a Paramount Material Adverse Effect. The accruals and reserves for taxes (including interest and penalties, if any, thereon) reflected in the Paramount 1992 Balance Sheet and the most recent quarterly financial statements are adequate in accordance with generally accepted accounting principles, except where the failure to be adequate would not have a Paramount Material Adverse Effect. Paramount and the Paramount Subsidiaries have withheld or collected and paid over to the appropriate governmental authorities or are properly holding for such payment all taxes required by law to be withheld or collected, except for such failures to have so withheld or collected and paid over or to be so holding for payment which would not, individually or in the aggregate, have a Paramount Material Adverse Effect. There are no material liens for taxes upon the assets of Paramount or the Paramount Subsidiaries, other than liens for current taxes not yet due and payable and liens for taxes that are being contested in good faith by appropriate proceedings. Neither Paramount nor any Paramount Subsidiary has agreed to or is required to make any adjustment under Section 481(a) of the Code. Neither Paramount nor any Paramount Subsidiary has made an election under Section 341(f) of the Code. For purposes of this
Section 3.12, where a determination of whether a failure by Paramount or a Paramount Subsidiary to comply with the representations herein has a Paramount Material Adverse Effect is necessary, such determination shall be made on an aggregate basis with all other failures within this Section 3.12.

          SECTION 3.13.  Amendment to Rights Agreement.  (a)  The
                         -----------------------------
Board of Directors of Paramount has taken all necessary action to amend the Rights Agreement, dated as of September 7, 1988, as amended, between Paramount and Manufacturers Hanover Trust Company, as Rights Agent (the "Rights Agreement") so that (i)
                               ----------------
none of the execution or delivery of this Agreement, the exchange of the shares of Paramount Common Stock for the shares of Viacom Class B Common Stock and CVRs, Viacom Merger Debentures, Warrants and cash in accordance with Article II or the making of the Offer will cause (A) the rights (the "Rights") issued pursuant to the
                                ------
Rights Agreement to become exercisable under the Rights

Agreement, (B) Viacom or any of the Viacom Subsidiaries to be deemed an "Acquiring Person" (as defined in the Rights Agreement), or (C) the "Stock Acquisition Date" (as defined in the Rights Agreement) to occur upon any such event and (ii) the "Expiration Date" (as defined in the Rights Agreement) of the Rights shall occur immediately prior to the Effective Time. Paramount agrees to take all necessary action to amend the Rights Agreement so that the consummation of the Offer, on the terms permitted hereunder, will not cause any of the effects referred to in Section 3.13 (a)(i)(A), (B) or (C) to occur; provided,
                                                   --------
however, that Paramount shall not be required to make such
- -------
amendments to the Rights Agreement if (i) Viacom has not performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the consummation of the Offer or (ii) Paramount obtains and there is in force from the Delaware Court of Chancery an order permanently, preliminarily or temporarily declaring that the making of such amendments to the Rights Agreement would be contrary to the fiduciary duties of the Board of Directors of Paramount. Notwithstanding anything else contained herein, in no event shall the Board of Directors of Paramount make an amendment of the Rights Agreement in favor of the Other Offeror or any other person without making such amendments in favor of Viacom; provided that Paramount will not be obligated to make such amendments for Viacom if Viacom has become obligated to terminate its Offer pursuant to Section 2.5 of this Agreement.

          (b)  The "Distribution Date" (as defined in the Rights
Agreement) has not occurred.

          SECTION 3.14.  Opinion of Financial Advisor.  Paramount
                         ----------------------------
has received the opinion of Lazard Freres & Co., dated
February 4, 1994, to the effect that, as of such date, the consideration to be received by the stockholders of Paramount pursuant to the offer and the Merger, taken together, is fair to such stockholders from a financial point of view, a copy of which opinion will be delivered to Viacom promptly upon receipt.

          SECTION 3.15.  Vote Required.  The affirmative vote of
                         -------------
the holders of a majority of the outstanding shares of Paramount Common Stock is the only vote of the holders of any class or series of Paramount capital stock necessary to approve the Merger.

          SECTION 3.16.  Brokers.  No broker, finder or
                         -------
investment banker (other than Lazard Freres & Co.) is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Paramount. Paramount has heretofore furnished to Viacom a complete and correct copy of all agreements between Paramount and Lazard Freres & Co. pursuant to which such firm would be entitled to any payment relating to the Transactions.

                            ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF VIACOM

          Viacom hereby represents and warrants to Paramount that:

          SECTION 4.1.  Organization and Qualification;
                        -------------------------------
Subsidiaries.  (a)  Each of Viacom and each Material Viacom
- ------------
Subsidiary (as defined below) is a corporation, partnership or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not, individually or in the aggregate, have a Viacom Material Adverse Effect (as defined below). Viacom and each Material Viacom Subsidiary is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Viacom Material Adverse Effect. The term "Viacom Material
                                                  ---------------
Adverse Effect" means any change or effect that is or is
- --------------
reasonably likely to be materially adverse to the business, results of operations or financial condition of Viacom and the Viacom Subsidiaries, taken as a whole; provided, however, where
                                       --------  -------
such term qualifies a representation or warranty contained in this Article IV during the period beginning after the date hereof and until the Effective Time, then such term shall mean any change or effect that is or is reasonably likely to be materially adverse to the business or financial condition of Viacom and the Viacom Subsidiaries, taken as a whole.

          (b)  Each subsidiary of Viacom (a "Viacom Subsidiary")
                                             -----------------
that constitutes a Significant Subsidiary of Viacom within the meaning of Rule 1-02 of Regulation S-X of the SEC is referred to herein as a "Material Viacom Subsidiary".
             --------------------------

          SECTION 4.2.  Certificate of Incorporation and By-Laws.
                        ----------------------------------------
Viacom has heretofore made available to Paramount a complete and correct copy of the Certificate of Incorporation and the By-Laws or equivalent organizational documents, each as amended to date, of Viacom and each Material Viacom Subsidiary. Such Certificates of Incorporation, By-Laws and equivalent organizational documents are in full force and effect. Neither Viacom nor any Material Viacom Subsidiary is in violation of any provision of its Certificate of Incorporation, By-Laws or equivalent organizational documents, except for such violations that would not, individually or in the aggregate, have a Viacom Material Adverse Effect.

          SECTION 4.3.  Capitalization.  The authorized capital
                        --------------
stock of Viacom consists of 100,000,000 shares of Viacom Class A
Common Stock, (together with the Viacom Class B Common Stock, the
"Viacom Common Stock"), 150,000,000 shares of Viacom Class B Common Stock
 -------------------
and 100,000,000 shares of Preferred Stock, par value $.01 per share ("Viacom Preferred Stock"), of which 24,000,000 shares have
        ----------------------
been designated Viacom Series A Preferred Stock (the "Viacom
                                                      ------
Series A Preferred Stock") and 24,000,000 shares have been
- ------------------------
designated Viacom Series B Preferred Stock (the "Viacom Series B
                                                 ---------------
Preferred Stock").  As of November 30, 1993, (i) 53,449,125
- ---------------
shares of Viacom Class A Common Stock and 67,345,982
shares of Viacom Class B Common Stock were issued and
outstanding, all of which were validly issued, fully paid and non-assessable, (ii) no shares were held in the treasury of
Viacom, (iii) no shares were held by the Viacom Subsidiaries, and
(iv) 224,610 shares of Viacom Class A Common Stock and 3,760,297 shares of Viacom Class B Common Stock were reserved for future issuance pursuant to employee stock options or stock incentive rights granted pursuant to Viacom's 1989 Long-Term Management
Incentive Plan and the Viacom Inc. Stock Option Plan for Outside
Directors.  As of the date hereof, 24,000,000 shares of Viacom
Series A Preferred Stock and 24,000,000 shares of Viacom Series B
Preferred Stock are issued and outstanding.  Except as set forth in this Section 4.3 or as contemplated by this Agreement, there are no options, warrants or other rights, agreements,
arrangements or commitments of any character relating to the issued or unissued capital stock of Viacom or any Material Viacom
Subsidiary or obligating Viacom or any Material Viacom Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, Viacom or any Material Viacom Subsidiary, except for (i) options granted since November 30, 1993 in the ordinary course consistent with past practice, (ii) the reservation of
17,140,800 shares of Viacom Class B Common Stock for issuance upon conversion of shares of Viacom Series B Preferred Stock,
(iii) the reservation of 8,570,400 shares of Viacom Class B
Common Stock for issuance upon conversion of shares of Viacom
Series A Preferred Stock, (iv) the issuance of any securities in connection with the acquisition of Blockbuster Entertainment
Corporation, a Delaware corporation ("Blockbuster"), and (v) the
                                      -----------
reservation of 22,727,273 shares of Viacom Class B Common Stock for issuance upon the consummation of the transactions
contemplated by the Subscription Agreement, dated as of January
7, 1994 (the "Blockbuster Subscription Agreement"), between
              ----------------------------------
Blockbuster and Viacom.  All shares of Viacom Common Stock and other securities subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable.  Except as set forth in
Section 4.3 of the Disclosure Schedule previously delivered by
Viacom to Paramount (the "Viacom Disclosure Schedule"), there are
                          --------------------------
no material outstanding contractual obligations of Viacom or any Viacom Subsidiary to repurchase, redeem or otherwise acquire any shares of Viacom Common Stock or any capital stock of any Material Viacom Subsidiary, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any

Viacom Subsidiary or any other person, other than the amended and restated subscription agreement dated as of October 21, 1993 between Viacom and Blockbuster, the subscription agreement dated as of October 4, 1993, as amended, between Viacom and NYNEX Corporation and the Blockbuster Subscription Agreement. Each outstanding share of capital stock of each Material Viacom Subsidiary is duly authorized, validly issued, fully paid and nonassessable and each such share owned by Viacom or another Viacom Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on Viacom's or such other Viacom Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever. If and when the Warrants are exercised for Viacom Class B Common Stock in accordance with the terms of the Warrants, such shares of Viacom Class B Common Stock issued upon such exercise will be duly authorized, validly issued, fully paid and non-assessable, and the holders of outstanding shares of capital stock of Viacom are not entitled to any preemptive or other rights with respect to the Warrants or the Viacom Class B Common Stock issued upon such exercise. The Viacom Merger Debentures will be duly authorized, and when the Viacom Merger Debentures have been duly executed, authenticated, issued and delivered in the Merger pursuant to the terms of this Agreement and the Indenture pursuant to which they are issued (the "Viacom
                                                          ------
Merger Debenture Indenture") between Viacom and the trustee
- --------------------------
thereunder (the "Merger Debenture Trustee"), such Viacom Merger
                 ------------------------
Debentures will then constitute valid and legal binding obligations of Viacom entitled to the benefits provided by the Viacom Merger Debenture Indenture. Prior to the Effective Time, the Viacom Merger Debenture Indenture will have been duly authorized by Viacom, duly qualified under the Trust Indenture
Act of 1939 and, when duly executed and delivered by Viacom and the Merger Debenture Trustee, will constitute a valid and binding instrument of Viacom enforceable in accordance with its terms.
The shares of Viacom Exchange Preferred Stock initially issuable upon the exchange of the Viacom Merger Debentures will, if issued, be duly authorized, validly issued, fully paid, non-assessable and free of pre-emptive rights. The Viacom Exchange Debentures initially issuable upon exchange of the Viacom Exchange Preferred Stock for such Viacom Exchange Debentures will be duly authorized; and when the Viacom Exchange Debentures have been duly executed, authenticated, issued and delivered in exchange for the Viacom Exchange Preferred Stock in accordance with the terms of the Viacom Exchange Debentures and the Indenture pursuant to which they are issued (the "Viacom Exchange
                                        ---------------
Debenture Indenture") between Viacom and the trustee thereunder
- --------------------
(the "Exchange Debenture Trustee"), such Viacom Exchange
      --------------------------
Debentures will then constitute valid and legal binding obligations of Viacom entitled to the benefits provided by the Viacom Exchange Debenture Indenture. By the date of issuance of the Viacom Exchange Preferred Stock, the Viacom Exchange
Debenture Indenture will have been duly authorized by Viacom, duly qualified under the Trust Indenture Act of 1939, and, when duly executed and delivered by Viacom and the Exchange Debenture

Trustee, will constitute a valid and binding instrument of Viacom enforceable in accordance with its terms. Upon their issuance, the Warrants and the CVRs shall each constitute legal, valid and binding obligations of Viacom enforceable in accordance with their terms.

          SECTION 4.4.  Authority Relative to This Agreement.
                        ------------------------------------
Viacom has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Viacom and the consummation by Viacom of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and the Voting Agreement has been approved by the Viacom Board of Directors for purposes of Section 203 of Delaware Law and no other corporate proceedings on the part of Viacom are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the Merger (including the issuance of, to the extent required by law, the Viacom Class B Common Stock, the Viacom Merger Debentures, the CVRs, the Warrants, the Viacom Exchange Preferred Stock and the Viacom Exchange Debentures), the approval by the holders of a majority of the then outstanding shares of Viacom Class A Common Stock of (i) this Agreement and the Merger and (ii) to the extent such matters have not been previously voted upon and approved by the holders of the Viacom Class A Common Stock, the amendment to Viacom's certificate of incorporation necessary to increase
(x) the shares of authorized Class B Viacom Common Stock to
a number not less than the number sufficient to consummate the issuance of shares of Viacom Common Stock contemplated under this Agreement (including such shares issuable upon the exercise of the Warrants and, if applicable, in connection with the CVRs)
and (y) the size of the Board of Directors of Viacom to a number not less than 13 (collectively,the "Viacom Vote Matter"; and
                                    ------------------
the amendments to Viacom's Restated Certificate of Incorporation described in clauses (ii)(x) and (y) above being, collectively, the "Viacom Certificate Amendments"), and the filing and
     -----------------------------
recordation of the foregoing amendment to Viacom's Restated Certificate of Incorporation and appropriate merger documents as required by Delaware Law). This Agreement has been duly and validly executed and delivered by Viacom and, assuming the due authorization, execution and delivery by Paramount, constitutes a legal, valid and binding obligation of Viacom, enforceable against Viacom in accordance with its terms.

          SECTION 4.5.  No Conflict; Required Filings and
                        ---------------------------------
Consents.  (a)  The execution and delivery of this Agreement by
- --------
Viacom does not, and the performance of the transactions contemplated hereby by Viacom will not, (i) conflict with or violate the Certificate of Incorporation or By-Laws or equivalent organizational documents of Viacom or any Material Viacom Subsidiary, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Viacom or any Viacom Subsidiary or by which any property or asset of Viacom or any Viacom Subsidiary is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, result in the loss of a material benefit under or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Viacom or any Viacom Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Viacom or any Viacom Subsidiary is a party or by which Viacom or any Viacom Subsidiary or any property or asset of Viacom or any Viacom Subsidiary is bound or affected, except in the case of clauses (ii) and (iii) of this Section 4.5, for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or delay consummation of the Merger in any material respect, or otherwise prevent Viacom from performing its obligations under this Agreement in any material respect, and would not, individually or in the aggregate, have a Viacom Material Adverse Effect.

          (b) The execution and delivery of this Agreement by Viacom does not, and the performance of this Agreement by Viacom will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for (A) applicable requirements, if any, of the Exchange Act, Securities Act, Trust Indenture Act of 1939, state securities or Blue Sky Laws and state takeover laws, (B) the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), (C) applicable
                             -------
requirements of the Communications Act, and of state and local governmental authorities, including state and local authorities granting franchises to operate cable systems, (D) applicable requirements of the Investment Canada Act of 1985 and the Competition Act (Canada), (E) filing and recordation of appropriate merger documents and the Viacom Certificate Amendments as required by Delaware Law and (F) applicable requirements, if any, of any non-United States competition, antitrust and investment laws and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger in any material respect, or otherwise prevent Viacom from performing its obligations under this Agreement in any material respect, and would not, individually or in the aggregate, have a Viacom Material Adverse Effect.

          SECTION 4.6.  Compliance.  Neither Viacom nor any
                        ----------
Viacom Subsidiary is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to Viacom or any Viacom Subsidiary or by which any property or asset of Viacom or any Viacom Subsidiary is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Viacom or any Viacom Subsidiary is a party or by which Viacom or any Viacom Subsidiary or any property or asset of Viacom or any Viacom Subsidiary is bound or affected, except for any such conflicts, defaults or violations that would not, individually or in the aggregate, have a Viacom Material Adverse Effect.

          SECTION 4.7.  SEC Filings; Financial Statements.  (a)
                        ---------------------------------
Viacom has filed all forms, reports and documents required to be filed by it with the SEC since December 31, 1990, and has heretofore made available to Paramount, in the form filed with the SEC (excluding any exhibits thereto), (i) its Annual Reports on Form 10-K for the fiscal years ended December 31, 1990, 1991 and 1992, respectively, (ii) its Quarterly Reports on Form 10-Q for the periods ended March 31, 1993, June 30, 1993 and
September 30, 1993, (iii) all proxy statements relating to Viacom's meetings of stockholders (whether annual or special) held since January 1, 1991 and (iv) all other forms, reports and other registration statements (other than Quarterly Reports on Form 10-Q not referred to in clause (ii) above and preliminary materials) filed by Viacom with the SEC since December 31, 1990 (the forms, reports and other documents referred to in clauses
(i), (ii), (iii), and (iv) above being referred to herein, collectively, as the "Viacom SEC Reports"). The Viacom SEC
                      ------------------
Reports and any other forms, reports and other documents filed by Viacom with the SEC after the date of this Agreement (x) were or will be prepared in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder and (y) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Viacom Subsidiary (other than Viacom International Inc., a Delaware corporation ("Viacom International")) is required to file any form, report or
  --------------------
other document with the SEC.

          (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Viacom SEC Reports was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each fairly presented the consolidated financial position, results of operations and cash flows of Viacom and the consolidated Viacom Subsidiaries as at the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which were not and are not expected, individually or in the aggregate, to be material in amount).

          (c) Except as and to the extent set forth in the Viacom SEC Reports filed with the SEC prior to the date of this Agreement, Viacom and the Viacom Subsidiaries do not have any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) other than liabilities and obligations which would not, individually or in the aggregate, have a Viacom Material Adverse Effect.

          SECTION 4.8.  Absence of Certain Changes or Events.
                        ------------------------------------
Since December 31, 1992, except as contemplated by this Agreement, any actions taken by Viacom in order to consummate the acquisition of Blockbuster, or any actions taken by Viacom in order to consummate the transactions contemplated by the Blockbuster Subscription Agreement, as set forth in Section 4.8 of the Viacom Disclosure Schedule or disclosed in any Viacom SEC Report filed since December 31, 1992 and prior to the date of this Agreement, Viacom and the Viacom Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since December 31, 1992 there has not been (i) as of the date hereof, any change, occurrence or circumstance in the business, results of operations or financial condition of Viacom or any Viacom Subsidiary having, individually or in the aggregate, a Viacom Material Adverse Effect, (ii) any damage, destruction or loss (whether or not covered by insurance) with respect to any property or asset of Viacom or any Viacom Subsidiary and having, individually or in the aggregate, a Viacom Material Adverse Effect, (iii) any change by Viacom in its accounting methods, principles or practices, (iv) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of Viacom or any Viacom Subsidiary or any redemption, purchase or other acquisition of any of their respective securities other than dividends by a Viacom Subsidiary to Viacom or (v) other than as set forth in Section 4.3 and pursuant to the plans, programs or arrangements referred to in Section 4.10, other than in the ordinary course of business consistent with past practice and other than as contemplated by the Agreement and Plan of Merger, dated as of January 7, 1994 (the "Blockbuster Merger Agreement"),
                                  ----------------------------
between Blockbuster and Viacom, any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any officers or key employees of Viacom or any Viacom Subsidiary, except for the establishment of the Viacom Inc. Stock Option Plan for Outside Directors and the grant of options to purchase an aggregate of 5,000 shares thereunder.

          SECTION 4.9.  Absence of Litigation.  Except as
                        ---------------------
disclosed in the Viacom SEC Reports filed with the SEC prior to the date of this Agreement there is no claim, action, proceeding or investigation pending or, to the best knowledge of Viacom, threatened against Viacom or any Viacom Subsidiary, or any property or asset of Viacom or any Viacom Subsidiary, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, which individually or in the aggregate, is reasonably likely to have a Viacom Material Adverse Effect. Except as disclosed in the Viacom SEC Reports filed with the SEC prior to the date of this Agreement, neither Viacom nor any Viacom Subsidiary nor any property or asset of Viacom or any Viacom Subsidiary is subject to any order, writ, judgment, injunction, decree, determination or award having or reasonably likely to have, individually or in the aggregate, a Viacom Material Adverse Effect.

          SECTION 4.10.  Employee Benefit Plans.  With respect to
                         ----------------------
all the employee benefit plans, programs and arrangements maintained for the benefit of any current or former employee, officer or director of Viacom or any Viacom Subsidiary (the "Viacom Plans"), except as set forth in Section 4.10 of the
 ------------
Viacom Disclosure Schedule or the Viacom SEC Reports and except as would not, individually or in the aggregate, have a Viacom Material Adverse Effect: (i) none of the Viacom Plans is a multiemployer plan within the meaning of ERISA; (ii) none of the Viacom Plans promises or provides retiree medical or life insurance benefits to any person; (iii) each Viacom Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS that it is so qualified and nothing has occurred since the date of such letter that could reasonably be expected to affect the qualified status of such Viacom Plan; (iv) each Viacom Plan has been operated in all respects in accordance with its terms and the requirements of applicable law; (v) neither Viacom nor any Viacom Subsidiary has incurred any direct or indirect liability under, arising out of or by operation of Title IV of ERISA in connection with the termination of, or withdrawal from, any Viacom Plan or other retirement plan or arrangement, and no fact or event exists that could reasonably be expected to give rise to any such liability; and (vi) Viacom and the Viacom Subsidiaries have not incurred any liability under, and have complied in all respects with, the Worker Adjustment Retraining Notification Act, and no fact or event exists that could give rise to liability under such Act. Except as set forth in Section 4.10 of the Viacom Disclosure Schedule or the Viacom SEC Reports, the aggregate accumulated benefit obligations of each Viacom Plan subject to Title IV of ERISA (as of the date of the most recent actuarial valuation prepared for such Viacom Plan) do not exceed the fair market value of the assets of such Viacom Plan (as of the date of such valuation).

          SECTION 4.11.  Trademarks, Patents and Copyrights.
                         ----------------------------------
Viacom and the Viacom Subsidiaries own or possess adequate licenses or other valid rights to use all material patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, service marks, trade secrets, applications for trademarks and for service marks, know-how and other proprietary rights and information used or held for use in connection with the business of Viacom and the Viacom Subsidiaries as currently conducted or as contemplated to be conducted, and Viacom is unaware of any assertion or claim challenging the validity of any of the foregoing which, individually or in the aggregate, would have a Viacom Material Adverse Effect. The conduct of the business of Viacom and the

Viacom Subsidiaries as currently conducted does not conflict in any way with any patent, patent right, license, trademark, trademark right, trade name, trade name right, service mark or copyright of any third party that, individually or in the aggregate, would have a Viacom Material Adverse Effect.

          SECTION 4.12.  Taxes.  Viacom and the Viacom
                         -----
Subsidiaries have timely filed all federal, state, local and foreign tax returns and reports required to be filed by them through the date hereof and shall timely file all returns and reports required on or before the Effective Time, except for such returns and reports the failure of which to file timely would not, individually or in the aggregate, have a Viacom Material Adverse Effect. Such reports and returns are and will be true, correct and complete, except for such failures to be true, correct and complete as would not, individually or in the aggregate, have a Viacom Material Adverse Effect. Viacom and the Viacom Subsidiaries have paid and discharged all federal, state, local and foreign taxes due from them, other than such taxes that are being contested in good faith by appropriate proceedings and are adequately reserved as shown in the audited consolidated balance sheet of Viacom dated December 31, 1992 (the "Viacom 1992
                                                      -----------
Balance Sheet") and its most recent quarterly financial
- -------------
statements, except for such failures to so pay and discharge which would not, individually or in the aggregate, have a Viacom Material Adverse Effect. Neither the IRS nor any other taxing authority or agency, domestic or foreign, is now asserting or, to the best knowledge of Viacom, threatening to assert against Viacom or any Viacom Subsidiary any deficiency or material claim for additional taxes or interest thereon or penalties in connection therewith which, if such deficiencies or claims were finally resolved against Viacom and the Viacom Subsidiaries would, individually or in the aggregate, have a Viacom Material Adverse Effect. The accruals and reserves for taxes (including interest and penalties, if any, thereon) reflected in the Viacom 1992 Balance Sheet and the most recent quarterly financial statements are adequate in accordance with generally accepted accounting principles, except where the failure to be adequate would not have a Viacom Material Adverse Effect. Viacom and the Viacom Subsidiaries have withheld or collected and paid over to the appropriate governmental authorities or are properly holding for such payment all taxes required by law to be withheld or collected, except for such failures to have so withheld or collected and paid over or to be so holding for payment which would not, individually or in the aggregate, have a Viacom Material Adverse Effect. There are no material liens for taxes upon the assets of Viacom or the Viacom Subsidiaries, other than liens for current taxes not yet due and payable and liens for taxes that are being contested in good faith by appropriate proceedings. Neither Viacom nor any Viacom Subsidiary has agreed to or is required to make any adjustment under Section 481(a) of the Code. Neither Viacom nor any Viacom Subsidiary has made an election under Section 341(f) of the Code. For purposes of this
Section 4.12, where a determination of whether a failure by Viacom or a Viacom Subsidiary to comply with the representations herein has a Viacom Material Adverse Effect is necessary, such determination shall be made on an aggregate basis with all other failures within this Section 4.12.

          SECTION 4.13.  Opinion of Financial Advisor.  Viacom
                         ----------------------------
has received the opinion of Smith Barney Shearson Inc., dated February 1, 1994, to the effect that, as of such date, the financial terms of the proposed acquisition by Viacom of Paramount are fair from a financial point of view to Viacom and its stockholders. A copy of such opinion will be delivered to Paramount promptly.

          SECTION 4.14.  Vote Required.  The affirmative vote of
                         -------------
the holders of a majority of the outstanding shares of Viacom Class A Common Stock is the only vote of the holders of any class or series of Viacom capital stock necessary to approve the Viacom Vote Matter.

          SECTION 4.15.  Ownership of Paramount Common Stock.  As
                         -----------------------------------
of the date of this Agreement and based on the number of issued and outstanding shares of Paramount Common Stock as of September 3, 1993 set forth in Section 3.3, Viacom and its affiliates beneficially own, in the aggregate, less than five percent of the issued and outstanding shares of Paramount Common Stock.

          SECTION 4.16.  Brokers.  No broker, finder or
                         -------
investment banker (other than Smith Barney Shearson Inc., Goldman Sachs & Co. and Bear, Stearns & Co. Inc.) is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Viacom. Viacom has heretofore furnished to Paramount a complete and correct copy of all agreements between Viacom and each of Smith Barney Shearson Inc., Goldman Sachs & Co. and Bear, Stearns & Co. Inc. pursuant to which each such firm would be entitled to any payment relating to the Transactions.

          SECTION 4.17.  Financing.  Viacom has delivered to
                         ---------
Paramount binding commitments or agreements to obtain the financing in contemplation of the Transactions (the "Financing")
                                                     ---------
in an amount sufficient, together with the Viacom Class B Common Stock, the Viacom Merger Preferred Stock, the CVRs and Warrants, to acquire all the shares of Paramount Common Stock in the Offer and the Merger and to pay all related contemplated fees and expenses. Viacom knows of no fact or circumstance (including the obligations of Viacom under this Agreement) that is reasonably likely to result in the inability of Viacom to receive the proceeds from such Financing.

          SECTION 4.18.  Purchases of Securities. Since September
                         -----------------------
12, 1993, neither Viacom nor, to Viacom's knowledge, its affiliates have purchased or sold shares of Viacom Class A Common Stock or Viacom Class B Common Stock and neither Viacom nor, to Viacom's knowledge, its affiliates have any knowledge of any such trading.

          SECTION 4.19.  Representations in Blockbuster Merger
                         -------------------------------------
Agreement.  Viacom hereby confirms that the representations and
- ---------
warranties contained in Sections 3.07, 3.08 and 3.09 of the Blockbuster Merger Agreement shall be true and correct as of the date hereof and as of the date of consummation of the Offer, except as would not have a material adverse effect on the financial condition of Paramount, Viacom and Blockbuster and their subsidiaries taken as a whole.

                            ARTICLE V

             CONDUCT OF BUSINESSES PENDING THE MERGER

          SECTION 5.1.  Conduct of Respective Businesses by
                        -----------------------------------
Paramount and Viacom Pending the Merger.  Each of Paramount and
- ---------------------------------------
Viacom covenants and agrees that, between the date of this Agreement and the Effective Time, unless the other party shall have consented in writing (such consent not to be unreasonably withheld) and, except, in the case of Viacom, for actions taken by Viacom in order to consummate (x) the acquisition of Blockbuster and (y) the transactions contemplated by the Blockbuster Subscription Agreement, the businesses of each of Paramount and Viacom and their respective subsidiaries shall, in all material respects, be conducted in, and each of Paramount and Viacom and their respective subsidiaries shall not take any material action except in, the ordinary course of business, consistent with past practice; and each of Paramount and Viacom shall use its reasonable best efforts to preserve substantially intact its business organization, to keep available the services of its and its subsidiaries' current officers, employees and consultants and to preserve its and its subsidiaries' relationships with customers, suppliers and other persons with which it or any of its subsidiaries has significant business relations. By way of amplification and not limitation, except
(i) as contemplated by this Agreement (including, without limitation, the making of the Offer and Section 6.16), (ii) for any actions taken by Viacom in order to consummate the acquisition of Blockbuster, (iii) for any actions taken by Viacom in order to consummate the transactions contemplated by the Blockbuster Subscription Agreement or (iv) as set forth on
Section 5.1 of the Paramount Disclosure Schedule or Section 5.1 of the Viacom Disclosure Schedule, neither Viacom nor Paramount nor any of their respective subsidiaries shall, between the date of this Agreement and the Effective Time, directly or indirectly do, or propose or agree to do, any of the following without the prior written consent of the other (provided that the following
                                    --------
restrictions shall not apply to any subsidiaries which Paramount or Viacom, as the case may be, do not control):

          (a) amend or otherwise change the Certificate of Incorporation or By-Laws of Viacom or Paramount (except, with respect to Viacom, the Viacom Certificate Amendments and the Certificate of Designations to be filed with the Secretary of State of the State of Delaware in respect of the Viacom Merger Preferred Stock);

          (b) issue, sell, pledge, dispose of, grant, encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, (i) any shares of capital stock of any class of it or any of its subsidiaries, or any options (other than the grant of options in the ordinary course of business consistent with past practice to employees who are not executive officers of Paramount or Viacom), warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of it or any of its subsidiaries (other than the issuance of shares of capital stock in connection with any dividend reinvestment plan or by any Paramount Plan with an employee stock fund or employee stock ownership plan feature, consistent with applicable securities laws or the exercise of options, warrants or other similar rights, or conversion of convertible preferred stock outstanding as of the date of this Agreement and in accordance with the terms of such options, warrants or rights in effect on the date of this Agreement or otherwise permitted to be granted pursuant to this Agreement) or (ii) any assets of it or any of its subsidiaries, except for sales in the ordinary course of business or which, individually do not exceed $10,000,000 or which, in the aggregate, do not exceed $25,000,000;

          (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, except
     (i) in the case of Viacom, with respect to the Series A Preferred Stock and the Series B Preferred Stock, and in the case of Paramount, regular quarterly dividends in amounts not in excess of $.20 per quarter and payable consistent with past practice; provided that, prior to the declaration
                         --------
     of any such dividend, Paramount shall consult with Viacom as to the timing and advisability of declaring any such dividend and (ii) dividends declared and paid by a subsidiary of either Paramount or Viacom, each such dividend to be declared and paid in the ordinary course of business consistent with past practice;

          (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock other than acquisitions by a dividend reinvestment plan or by any Paramount Plan with an employee stock fund or employee stock ownership plan feature, consistent with applicable securities laws;

          (e) (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any corporation, partnership, other business organization or any division thereof or any assets, except for such acquisitions which, individually do not exceed $10,000,000 or which, in the aggregate, do not exceed $25,000,000; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances, except (A) for any such indebtedness incurred by Viacom in connection with the Merger or the Offer, (B) the refinancing of existing indebtedness, (C) borrowings under commercial paper programs in the ordinary course of business, (D) borrowings under existing bank lines of credit in the ordinary course of business, (E) which, in the aggregate, do not exceed $25,000,000; or (iii) enter into or amend any contract, agreement, commitment or arrangement with respect to any matter set forth in this Section 5.1(e);

          (f) increase the compensation payable or to become payable to its executive officers or employees, except for increases in the ordinary course of business in accordance with past practices, or grant any severance or termination pay to, or enter into any employment or severance agreement with any director or executive officer of it or any of its subsidiaries, or establish, adopt, enter into or amend in any material respect or take action to accelerate any rights or benefits under any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, executive officer or employee; or

          (g) take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures.


                            ARTICLE VI

                       ADDITIONAL COVENANTS
                       --------------------

          SECTION 6.1.  Access to Information; Confidentiality.
                        --------------------------------------
(a) From the date hereof to the Effective Time, each of Paramount and Viacom shall (and shall cause its subsidiaries and officers, directors, employees, auditors and agents to) afford the officers, employees and agents of the other party (the "Respective Representatives") reasonable access at all reasonable
 --------------------------
times to its officers, employees, agents, properties, offices, plants and other facilities, books and records, and shall furnish such Respective Representatives with all financial, operating and other data and information as may be reasonably requested.

          (b) All information obtained by Paramount or Viacom pursuant to this Section 6.1 shall be kept confidential in accordance with the confidentiality agreements, dated July 1, 1993 (the "Confidentiality Agreements"), between Paramount and
           --------------------------
Viacom.

          (c) No investigation pursuant to this Section 6.1 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

          SECTION 6.2.  Intentionally omitted.
                        ---------------------

          SECTION 6.3.  Directors' and Officers' Indemnification
                        ----------------------------------------
and Insurance.  (a)  The Certificate of Incorporation and By-Laws
- -------------
of the Surviving Corporation shall contain the provisions with respect to indemnification set forth in the Certificate of Incorporation and By-Laws of Viacom on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at any time prior to the Effective Time were directors or officers of Paramount in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), unless such modification is required by law.

          (b) From and after the Effective Time, the Surviving Corporation shall indemnify, defend and hold harmless the present and former officers and directors of Paramount (collectively, the "Indemnified Parties") against all losses, expenses, claims,
 -------------------
damages, liabilities or amounts that are paid in settlement of, with the approval of the Surviving Corporation (which approval shall not unreasonably be withheld), or otherwise in connection with any claim, action, suit, proceeding or investigation (a "Claim"), based in whole or in part on the fact that such person
 -----
is or was a director or officer of Paramount and arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), in each case to the full extent permitted under Delaware Law (and shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the fullest extent permitted under Delaware Law, upon receipt from the Indemnified Party to whom expenses are advanced of the undertaking to repay such advances contemplated by Section 145(e) of Delaware Law).

          (c) Without limiting the foregoing, in the event any Claim is brought against any Indemnified Party (whether arising before or after the Effective Time) after the Effective Time (i) the Indemnified Parties may retain Paramount's regularly engaged independent legal counsel or other independent legal counsel satisfactory to them, provided that such other counsel shall be
                      --------
reasonably acceptable to the Surviving Corporation, (ii) the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received and (iii) the Surviving Corporation will use its reasonable best efforts to assist in the vigorous defense of any such matter, provided that the Surviving
                                     --------
Corporation shall not be liable for any settlement of any Claim effected without its written consent, which consent shall not be unreasonably withheld. Any Indemnified Party wishing to claim indemnification under this Section 6.3 upon learning of any such Claim, shall notify the Surviving Corporation (although the failure so to notify the Surviving Corporation shall not relieve the Surviving Corporation from any liability which the Surviving Corporation may have under this Section 6.3, except to the extent such failure prejudices the Surviving Corporation), and shall deliver to the Surviving Corporation the undertaking contemplated by Section 145(e) of Delaware Law. The Indemnified Parties as a group may retain no more than one law firm (in addition to local counsel) to represent them with respect to each such matter unless there is, under applicable standards of professional conduct (as determined by counsel to the Indemnified Parties), a conflict on any significant issue between the positions of any two or more Indemnified Parties, in which event such additional counsel as may be required may be retained by the Indemnified Parties.

          (d) For a period of three years after the Effective Time, the Surviving Corporation shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by Paramount (provided that the Surviving
                                   --------
Corporation may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous) with respect to claims arising from facts or events which occurred before the Effective Time; provided,
                                                 --------
however, that in no event shall the Surviving Corporation be
- -------
required to expend pursuant to this Section 6.3(d) more than an amount equal to 200% of current annual premiums paid by Paramount for such insurance (which premiums Paramount represents and warrants to be $850,000 in the aggregate).

          (e) This Section 6.3 is intended to be for the benefit of, and shall be enforceable by, the Indemnified Parties, their heirs and personal representatives and shall be binding on the Surviving Corporation and its respective successors and assigns.

          SECTION 6.4.  Notification of Certain Matters.
                        -------------------------------
Paramount shall give prompt notice to Viacom, and Viacom shall give prompt notice to Paramount, of (i) the occurrence, or nonoccurrence, of any event the occurrence, or nonoccurrence, of which would be likely to cause (x) any representation or warranty contained in this Agreement to be untrue or inaccurate or (y) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied and (ii) any failure of Paramount or Viacom, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the
                              --------  -------
delivery of any notice pursuant to this Section 6.4 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

          SECTION 6.5.  Tax Treatment.  Each of Paramount and
                        -------------
Viacom will use its reasonable best efforts to cause the Forward
Merger to qualify as a reorganization under the provisions of

Section 368(a) of the Code and to deliver, in connection with the legal opinion referred to in Section 1.1, letters of representation reasonable under the circumstances as to their present intentions and present knowledge.

          SECTION 6.6.  Registration Statement; Joint Proxy
                        -----------------------------------
Statement; Offer Documents and Schedule 14D-9.  (a)  As promptly
- ---------------------------------------------
as practicable after the execution of this Agreement, Viacom and Paramount shall prepare and file with the SEC an amendment to the joint proxy statement previously filed with the SEC relating to the meetings of Paramount's stockholders and holders of Viacom Class A Common Stock to be held in connection with the Merger (together with any amendments thereof or supplements thereto, the "Proxy Statement") and, as promptly as practicable following
 ---------------
consummation of the Offer (or expiration or termination of the Offer without any purchase of shares thereunder), Viacom shall prepare and file with the SEC a registration statement on Form S-4 (together with any amendments thereto, the "Registration
                                                ------------
Statement") in which the Proxy Statement shall be included as a
- ---------
prospectus, in connection with the registration under the Securities Act of the shares of Viacom Class B Common Stock, the CVRs, the Viacom Merger Debentures and Warrants to be issued to the stockholders of Paramount pursuant to the Merger, the Viacom Exchange Preferred Stock into which such Viacom Merger Debentures are exchangeable, the Viacom Class B Common Stock issuable upon the exercise of the Warrants and the Viacom Exchange Debentures for which such Viacom Exchange Preferred Stock is exchangeable. Each of Paramount and Viacom shall use all reasonable efforts to have or cause the Registration Statement to become effective as promptly as practicable, and shall take all or any action required under any applicable federal or state securities laws in connection with the issuance of shares of Viacom Class B Common Stock, the CVRs, the Viacom Merger Debentures and Warrants pursuant to the Merger. Paramount shall furnish all information concerning Paramount as Viacom may reasonably request in connection with such actions and the preparation of the Registration Statement and Proxy Statement. As promptly as practicable after the Registration Statement shall have become effective, each of Viacom and Paramount shall mail the Proxy Statement to its respective stockholders; provided that no such
                                          --------
mailing shall be required while the Offer remains outstanding. The Proxy Statement shall include the recommendation of the Board of Directors of each of Viacom and Paramount in favor of the Merger, unless otherwise necessary due to the applicable fiduciary duties of the respective directors of Viacom and Paramount, as determined by such directors in good faith after consultation with and based upon the advice of independent legal counsel (who may be such party's regularly engaged independent legal counsel).

          (b) The information supplied by Viacom for inclusion in the Registration Statement and the Proxy Statement shall not, at (i) the time the Registration Statement is declared effective,
(ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of Viacom and Paramount, (iii) the time of each of the Stockholders' Meetings (as defined in Section 6.7), and (iv) the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Effective Time any event or circumstance relating to Viacom or any of the Viacom Subsidiaries, or their respective officers or directors, should be discovered by Viacom which should be set forth in an amendment or a supplement to the Registration Statement or Proxy Statement, Viacom shall promptly inform Paramount.

          (c) The information supplied by Paramount for inclusion in the Registration Statement and the Proxy Statement shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of Paramount and Viacom, (iii) the time of each of the Stockholders' Meetings, and (iv) the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Effective Time any event or circumstance relating to Paramount or any of the Paramount Subsidiaries, or their respective officers or directors, should be discovered by Paramount which should be set forth in an amendment or a supplement to the Registration Statement or Proxy Statement, Paramount shall promptly inform Viacom.

          (d) Viacom represents and warrants to Paramount that the Offer Documents will not, at the time the Offer Documents are filed with the SEC or are first published, sent or given to stockholders of Paramount, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading. The Offer Documents shall comply in all material respects as to form with the requirements of the Exchange Act and the rules and regulations thereunder.

          (e) Paramount represents and warrants to Viacom that neither the Schedule 14D-9 nor any information supplied by Paramount for inclusion in the Offer Documents shall, at the respective times the Schedule 14D-9, the Offer Documents or any amendments or supplements thereto are filed with the SEC or are first published, sent or given to stockholders of Paramount, as the case may be, shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading. The Schedule 14D-9 shall comply in all material respects as to form with the requirements of the Exchange Act and the rules and regulations thereunder.

          SECTION 6.7.  Stockholders' Meetings.  Paramount shall
                        ----------------------
call and hold a meeting of its stockholders and Viacom shall call and hold a meeting of the holders of the Viacom Class A Common Stock (collectively, the "Stockholders' Meetings") as promptly as
                          ----------------------
practicable for the purpose of voting upon the approval, in the case of Paramount, of the Merger and, in the case of Viacom, of the Viacom Vote Matter (to the extent such matters have not been previously voted upon and approved by the holders of the Viacom Class A Common Stock), and Viacom and Paramount shall use their reasonable best efforts to hold the Stockholders' Meetings on the same day and as soon as practicable after the date on which the Registration Statement becomes effective; provided that neither
                                          --------
Paramount nor Viacom shall be required to call or hold a stockholders meeting while the Offer remains outstanding. Paramount shall use its reasonable best efforts to solicit from its stockholders proxies in favor of the approval of the Merger, and Viacom shall use its reasonable best efforts to solicit from its stockholders proxies in favor of the Viacom Vote Matter and each of Paramount and Viacom shall take all other action necessary or advisable to secure the vote or consent of stockholders required by Delaware Law to obtain such approvals, unless otherwise necessary under the applicable fiduciary duties of the respective directors of Paramount and Viacom, as determined by such directors in good faith after consultation with and based upon the advice of independent legal counsel (who may be such party's regularly engaged independent legal counsel).

          SECTION 6.8.  Letters of Accountants.  (a)  Paramount
                        ----------------------
shall use its reasonable best efforts to cause to be delivered to Viacom "comfort" letters of Ernst & Young, Paramount's independent public accountants, dated and delivered the date on which the Registration Statement shall become effective and as of the Effective Time, and addressed to Viacom, in form and substance reasonably satisfactory to Viacom and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

          (b) Viacom shall use its reasonable best efforts to cause to be delivered to Paramount "comfort" letters of Price Waterhouse, Viacom's independent public accountants, dated the date on which the Registration Statement shall become effective and as of the Effective Time, and addressed to Paramount, in form and substance reasonably satisfactory to Paramount and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

          SECTION 6.9.  Employee Benefits.  The  "Continuing
                        -----------------
Directors" (as such term is defined in certain Paramount Plans, including, without limitation, Paramount's Corporate Annual Performance Plan, Corporate Long-Term Performance Plan, Supplemental Executive Retirement Plan, Non-Qualified Retirement Plan, Retirement Plan for Non-Employee Directors, Deferred Compensation Plan for Directors and employment agreements with

Messrs. Doppelt, Greenberg, Hertlein, Levinson, Meyers and Sherman) prior to the Effective Time shall approve the transactions contemplated by this Agreement, and prior to the Effective Time Paramount and its officers and directors shall take such other actions, or shall forbear from taking any action, as may be necessary to insure that such transactions shall not constitute a "Change in Control" (or other similar event accelerating or triggering changes to benefits or the terms of any Paramount Plan (a "Paramount Triggering Event")) for purposes
                       --------------------------
of any Paramount Plan under which a Change in Control (or other Paramount Triggering Event) may be avoided by action or inaction, as the case may be, by Paramount or any of its officers or directors. Paramount shall not terminate either Paramount's Corporate Annual Performance Plan or Paramount's Long-Term Performance Plan prior to the Effective Time, and shall (a) delay the establishment and announcement of targets for awards under Paramount's Corporate Annual Performance Plan with respect to Paramount's 1994 fiscal year until after the Effective Time, and
(b) delay the implementation of a new performance cycle under Paramount's Corporate Long-Term Performance Plan, in each case, until Paramount and Viacom shall review the terms of such Plans after the Effective Time and make such changes as they deem appropriate taking into consideration the effects of the Merger. Viacom shall take or forbear from taking such action as may be necessary to insure that the transactions contemplated by this Agreement shall not constitute a change in ownership or control (or other similar event accelerating or triggering changes to benefits or the terms of any Viacom Plan (a "Viacom Triggering
                                             -----------------
Event")) for purposes of any Viacom Plan under which any such
- -----
change in ownership or control (or other Viacom Triggering Event) may be avoided by action or inaction, as the case may be, by Viacom or any of its officers or directors.

          SECTION 6.10.  Further Action; Reasonable Best Efforts.
                         ---------------------------------------
(a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall (i) make promptly any filings with or applications to the FCC with respect to the Transactions and (ii) use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Transactions, including, without limitation, using its reasonable best efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities and parties to contracts with Viacom and Paramount and their respective subsidiaries as are necessary for the consummation of the Transactions. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall use their reasonable best efforts to take all such action.

          (b) Each party shall use its best efforts to not take any action, or enter into any transaction, which would cause any of its representations or warranties contained in this Agreement to be untrue or result in a breach of any covenant made by it in this Agreement.

          SECTION 6.11.  Debt Instruments.  Prior to or at the
                         ----------------
Effective Time, Paramount and each Paramount Subsidiary shall use its reasonable best efforts to prevent the occurrence, as a result of the Merger, the Offer and the other transactions contemplated by this Agreement, of a change in control or any event which constitutes a default (or an event which with notice or lapse of time or both would become a default) under any debt instrument of Paramount or any Paramount Subsidiary, including, without limitation, debt securities registered under the Securities Act.

          SECTION 6.12.  Public Announcements.  Viacom and
                         --------------------
Paramount shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or any Transaction and shall not issue any such press release or make any such public statement without the prior consent of the other party, which shall not be unreasonably withheld; provided, however, that a party may, without the prior
          --------  -------
consent of the other party, issue such press release or make such public statement as may be required by law or any listing agreement with a national securities exchange to which Viacom or Paramount is a party if it has used all reasonable efforts to consult with the other party and to obtain such party's consent but has been unable to do so in a timely manner.

          SECTION 6.13.  Listing of Viacom Securities.  Viacom
                         ----------------------------
shall use its reasonable best efforts to cause the shares of Viacom Class B Common Stock and the Warrants, Viacom Merger Debentures and CVRs to be issued in the Merger to be approved for listing on the AMEX prior to the Effective Time and the Viacom Exchange Preferred Stock and the Viacom Exchange Debentures to be approved for listing on the AMEX prior to the issuance thereof.

          SECTION 6.14.  Affiliates of Paramount.  Paramount
                         -----------------------
represents and warrants to Viacom that Paramount will promptly deliver to Viacom a letter identifying all persons who may be deemed affiliates of Paramount under Rule 145 of the Securities Act, including, without limitation, all directors and executive officers of Paramount, and Paramount represents and warrants to Viacom that Paramount has advised the persons identified in such letter of the resale restrictions imposed by applicable securities laws. Paramount shall use its reasonable best efforts to obtain from each person identified in such letter a written agreement, substantially in the form of Exhibit 6.14. Paramount shall use its reasonable best efforts to obtain as soon as practicable from any person who may be deemed to have become an affiliate of Paramount after Paramount's delivery of the letter referred to above and prior to the Effective Time, a written agreement substantially in the form of Exhibit 6.14.

          SECTION 6.15.  Conveyance Taxes.  Viacom and Paramount
                         ----------------
shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications, or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated hereby that are required or permitted to be filed on or before the Effective Time.

          SECTION 6.16.  Rights Agreement.  Except as
                         ----------------
contemplated by this Agreement, the Board of Directors of Paramount shall not amend or modify the Rights Agreement or redeem the Rights prior to the Effective Time except pursuant to the Other Exemption Agreement.

          SECTION 6.17.  Assumption of Debt and Leases.  With
                         -----------------------------
respect to debt issued by Paramount under indentures qualified under the Trust Indenture Act of 1939 ("Paramount Indentures"),
                                        --------------------
Viacom shall execute and deliver to the trustees under the respective Paramount Indentures, Supplemental Indentures, in form satisfactory to the respective trustees, expressly assuming the obligations of Paramount with respect to the due and punctual payment of the principal of (and premium, if any) and interest, if any, on all debt securities issued by Paramount under the respective Indentures and the due and punctual performance of all the terms, covenants and conditions of the respective Paramount Indentures to be kept or performed by Paramount and shall deliver such Supplemental Indentures to the respective trustees under the Paramount Indenture. Viacom shall similarly deliver instruments of assumption to the holders of any debt obligations of, and the lessors of any real property to, Paramount, which debt obligations or leases expressly require such assumption in order for the Merger to comply with the debt instrument or lease.

          SECTION 6.18.  Gains Tax.  Except as provided in
                         ---------
Section 1.7(b), Viacom shall pay any New York State Tax on Gains Derived from Certain Real Property Transfers (the "Gains Tax"),
                                                   ---------
New York State Real Estate Transfer Tax and New York City Real Property Transfer Tax (the "Transfer Taxes") and any similar
                            --------------
taxes in any other jurisdiction (and any penalties and interest with respect to such taxes), which become payable in connection with the Offer and the Merger, on behalf of the stockholders of Paramount. Viacom and Paramount shall cooperate in the preparation, execution and filing of any required returns with respect to such taxes (including returns on behalf of the stockholders of Paramount) and in the determination of the portion of the consideration allocable to the real property of Paramount and the Paramount Subsidiaries in New York State and City (or in any other jurisdiction, if applicable). The terms of the Offer to Purchase and of the Proxy Statement shall provide that the stockholders of Paramount shall be deemed to have agreed to be bound by the allocation established pursuant to this
Section 6.18 in the preparation of any return with respect to the

Gains Tax and the Transfer Taxes and any similar taxes, if applicable.

          SECTION 6.19.  Reverse Merger.  In the event that a
                         --------------
decision is made to structure the Merger as a Reverse Merger pursuant to Section 1.1, Viacom agrees to form Merger Subsidiary as promptly as practicable following such decision and to cause a merger agreement conforming to Section 251 of the Delaware Law and effecting the terms hereof to be adopted by Merger Subsidiary. Paramount agrees in such case to enter into such merger agreement.

          SECTION 6.20.  Post-Offer Agreements.  In the event
                         ---------------------
that the Offer is consummated and subject to any applicable requirements of the FCC: (a) the affirmative vote of a majority of the directors of Paramount who are directors on the date hereof and continue as directors on the date of the actions described below will be required to amend, modify or waive any provisions of this Agreement, or to approve any other action by Paramount with respect to the transactions contemplated hereby which adversely affect the interests of the stockholders of Paramount; (b) Viacom shall not directly or indirectly cause Paramount to breach its obligations hereunder; and (c) at the Paramount Stockholders' Meeting, Viacom shall cause all shares of Paramount Common Stock then owned by it or its subsidiaries to be voted in favor of the approval and adoption of this Agreement and the transactions contemplated hereby.

          SECTION 6.21.  Transactions With Significant
                         -----------------------------
Stockholder After the Effective Time.  From and after the
- ------------------------------------
Effective Time and until the tenth anniversary of the Effective Time, Viacom shall not enter into any agreement with any stockholder (the "Significant Stockholder") who beneficially owns
                  -----------------------
more than 35% of the then outstanding securities entitled to vote at a meeting of the stockholders of Viacom that would constitute a Rule 13e-3 (as such rule is in effect today) transaction under the Exchange Act with respect to any class of common stock of Viacom (any such transaction being a "Going Private Transaction")
                                      -------------------------
unless Viacom provides in any agreement pursuant to which such Going Private Transaction shall be effected that, as a condition to the consummation of such Going Private Transaction, (a) the holders of a majority of the shares of each class of common stock subject to such Going Private Transaction and not beneficially owned by the Significant Stockholder that are voted and present (whether in person or by proxy) at the meeting of stockholders called to vote on such Going Private Transaction shall have voted in favor thereof and (b) a special committee (the "Special
                                                   -------
Committee") of the Board of Directors of Viacom comprised solely
- ---------
of the independent directors of Viacom shall have (i) approved the terms and conditions of the Going Private Transaction and shall have recommended that the stockholders vote in favor thereof and (ii) received from its financial advisor a written opinion addressed to the Special Committee, for inclusion in the proxy statement to be delivered to the stockholders, and dated the date thereof, substantially to the effect that the consideration to be received by the stockholders (other than the Significant Stockholder) in the Going Private Transaction is fair to them from a financial point of view. Notwithstanding anything to the contrary in this Section 6.21, the restrictions contained in this Section 6.21 shall not apply to any Significant Stockholder if there exists another stockholder who beneficially owns a greater percentage of outstanding securities entitled to vote at the meeting than the Significant Stockholder.

          SECTION 6.22.  Blockbuster Merger Agreement and
                         --------------------------------
Subscription Agreement.  Viacom hereby agrees that, from and
- ----------------------
after the date of this Agreement, the terms of (i) the Blockbuster Merger Agreement and (ii) the Blockbuster
Subscription Agreement shall not, without the consent of Paramount, be amended or waived in any manner that would have a material adverse effect on the value of the aggregate consideration to be received by the Paramount stockholders pursuant to the terms of the Offer and the Merger taken together.



                           ARTICLE VII

                        CLOSING CONDITIONS

          SECTION 7.1.  Conditions to Obligations of Each Party
                        ---------------------------------------
to Effect the Merger.  The respective obligations of each party
- --------------------
to effect the Merger and the other transactions contemplated herein shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable law:

          (a)  Effectiveness of the Registration Statement.  The
               -------------------------------------------
     Registration Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or, to the knowledge of Viacom or Paramount, threatened by the SEC.

          (b)  Stockholder Approval.  This Agreement and the
               --------------------
     Merger shall have been approved and adopted by the requisite vote of the stockholders of Paramount and the Viacom Vote Matter (to the extent not previously voted upon and approved by the holders of Viacom Class A Common Stock) shall have been approved and adopted by the requisite vote of the stockholders of Viacom.

          (c)  No Order.  No Governmental Entity or federal or
               --------
     state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which materially restricts, prevents or prohibits consummation of the Merger or any transaction contemplated by this Agreement; provided, however, that the
                                     --------  -------
     parties shall use their reasonable best efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted.

          (d)  AMEX Listing.  The shares of Viacom Class B Common
               ------------
     Stock and the Warrants, Viacom Merger Debentures and CVRs issuable to stockholders of Paramount in accordance with
     Article II shall have been authorized for listing on the AMEX upon official notice of issuance.

          SECTION 7.2.  Additional Conditions to Obligations of
                        ---------------------------------------
Viacom.  The obligations of Viacom to effect the Merger and the
- ------
transactions contemplated herein are also subject to the following conditions:

          (a)  Representations and Warranties.  Each of the
               ------------------------------
     representations and warranties of Paramount contained in this Agreement (including, without limitation,
     Section 6.06), without giving effect to any notification to Viacom delivered pursuant to Section 6.4, shall be true and correct as of the Effective Time as though made on and as of the Effective Time, except (i) for changes specifically permitted by this Agreement and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date, except in any case for such failures to be true and correct which would not, individually or in the aggregate, have a Paramount Material Adverse Effect. Viacom shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of Paramount to such effect.

          (b)  Agreement and Covenants.  Paramount shall have
               -----------------------
     performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time. Viacom shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of Paramount to that effect.

          (c)  Material Adverse Change.  Since the date of this
               -----------------------
     Agreement, there shall have been no change, occurrence or circumstance in the business, results of operations or financial condition of Paramount or any Paramount Subsidiary having or reasonably likely to have, individually or in the aggregate, a material adverse effect on the business, results of operations or financial condition of Paramount and the Paramount Subsidiaries, taken as a whole. Viacom shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of Paramount to such effect.

Notwithstanding the foregoing, the obligations of Viacom to effect the Merger and the other transactions contemplated herein following prior consummation of the Offer shall not be subject to the conditions set forth in Sections 7.2(a), (b) and (c).

          SECTION 7.3.  Additional Conditions to Obligations of
                        ---------------------------------------
Paramount.  The obligation of Paramount to effect the Merger and
- ---------
the other transactions contemplated in this Agreement are also subject to the following conditions:

          (a)  Representations and Warranties.  Each of the
               ------------------------------
     representations and warranties of Viacom contained in this Agreement (including, without limitation, Section 6.6), without giving effect to any notification made by Viacom to Paramount pursuant to Section 6.4, shall be true and correct as of the Effective Time, as though made on and as of the Effective Time, except (i) for changes specifically permitted by this Agreement and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date, except in any case for such failures to be true and correct which would not, individually or in the aggregate, have a Viacom Material Adverse Effect. Paramount shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of Viacom to such effect.

          (b)  Agreements and Covenants.  Viacom shall have
               ------------------------
     performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time. Paramount shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of Viacom to that effect.

          (c)  No Material Adverse Change.  Since the date of
               --------------------------
     this Agreement, there shall have been no change, occurrence or circumstance in the business, results of operations or financial condition of Viacom or any Viacom Subsidiary having or reasonably likely to have, individually or in the aggregate, a material adverse effect on the business, results of operations or financial condition of Viacom and the Viacom Subsidiaries, taken as a whole. Paramount shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of Viacom to such effect.

          (d)  Amendments to Viacom's Certificate of
               -------------------------------------
     Incorporation.  Viacom shall have filed with the Secretary
     -------------
     of State of the State of Delaware a certificate of amendment to Viacom's certificate of incorporation pursuant to which the Viacom Certificate Amendments shall have become effective.

                           ARTICLE VIII

                TERMINATION, AMENDMENT AND WAIVER

          SECTION 8.1.  Termination.  This Agreement may be
                        -----------
terminated at any time prior to the Effective Time, whether before or after approval of this Agreement and the Merger by the stockholders of Paramount or the approval by the stockholders of Viacom of the issuance of the shares of Viacom Common Stock in accordance with Article II:

          (a)  by mutual consent of Paramount and Viacom;

          (b) by Viacom, prior to consummation of the Offer, upon a breach of any representation, warranty, covenant or agreement on the part of Paramount set forth in this Agreement, or if any representation or warranty of Paramount shall have become untrue, in either case such that the conditions set forth in Section 7.2(a) or Section 7.2(b), as the case may be, would be incapable of being satisfied
     by July 31, 1994 (or as otherwise extended); provided, that
                                                  --------
     in any case, a wilful breach shall be deemed to cause such conditions to be incapable of being satisfied for purposes of this Section 8.1(b);

          (c) by Paramount, upon a breach of any representation, warranty, covenant or agreement on the part of Viacom set forth in this Agreement, or if any representation or warranty of Viacom shall have become untrue, in either case such that the conditions set forth in Section 7.3(a) or
     Section 7.3(b), as the case may be, would be incapable of being satisfied by July 31, 1994 (or as otherwise extended); provided, that in any case, a wilful breach shall be deemed
     --------
     to cause such conditions to be incapable of being satisfied for purposes of this Section 8.1(c);

          (d) by either Viacom or Paramount, if any permanent injunction or action by any Governmental Entity preventing the consummation of the Merger shall have become final and nonappealable;

          (e) by either Viacom or Paramount, if the Merger shall not have been consummated before July 31, 1994; provided,
                                                     --------
     however, that this Agreement may be extended by written
     -------
     notice of either Viacom or Paramount to a date not later than September 30, 1994, if the Merger shall not have been consummated as a direct result of Viacom or Paramount having failed by July 31, 1994, to receive all required regulatory approvals or consents with respect to the Merger;

          (f) by either Viacom or Paramount, if this Agreement and the Merger shall fail to receive the requisite vote for approval and adoption by the stockholders of Paramount or Viacom at the Stockholders' Meetings;

          (g) by Viacom, if (i) the Board of Directors of Paramount shall withdraw, modify or change its recommendation of this Agreement, the Merger or the Offer in a manner adverse to Viacom or shall have resolved to do any of the foregoing; provided, that a statement by the Board of
                       --------
     Directors of Paramount that it is neutral or unable to take a position with respect to the Offer after the commencement or amendment of a tender offer by a third party shall not be deemed to constitute a withdrawal, modification or change of its recommendation of this Agreement if the Solicitation/Recommendation Statement on Schedule 14D-9 relating to such third party tender offer recommends rejection of such tender offer and the Board of Directors of Paramount reconfirms its recommendation of the Offer on the date of the filing thereof; (ii) the Board of Directors of Paramount shall have recommended to the stockholders of Paramount a Competing Transaction (as defined below); (iii) Viacom has not consummated the Offer and a tender offer or exchange offer for 30% or more of the outstanding shares of capital stock of Paramount is commenced, and the Board of Directors of Paramount recommends that the stockholders of Paramount tender their shares in such tender or exchange offer; or (iv) Viacom has not consummated the Offer and any person shall have acquired beneficial ownership or the right to acquire beneficial ownership of or any "group" (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) shall have been formed which beneficially owns, or has the right to acquire "beneficial ownership" (as defined in the Rights
     Plan) of, more than 30% of the then outstanding shares of capital stock of Paramount;

          (h) by Paramount, if the Board of Directors of Paramount (x) fails to make or withdraws or modifies its recommendation referred to in Section 2.2(a) or Section 6.6(a) if there exists at such time a tender offer or exchange offer or a proposal by a third party to acquire Paramount pursuant to a merger, consolidation, share exchange, business combination, tender or exchange offer or other similar transaction or (y) recommends to Paramount's stockholders approval or acceptance of any of the foregoing in each case only if the Board of Directors of Paramount, after consultation with and based upon the advice of independent legal counsel (who may be such party's regularly engaged independent legal counsel), determines in good faith that such action is necessary for the Board of Directors of Paramount to comply with its fiduciary duties to stockholders under applicable law; and

          (i) by Paramount, if due to the occurrence or circumstance that would result in a failure to satisfy any of the conditions set forth in Annex A or otherwise, (A) the Offer shall have expired without the purchase of shares of Paramount Common Stock thereunder or Viacom shall be obligated to terminate the Offer pursuant to Section 2.5 or

     (B) Viacom shall have failed to accept for payment shares of Paramount Common Stock pursuant to the Offer prior to 9:00 a.m. on the first business day following the Final Expiration Date, unless such failure to accept for payment shares of Paramount Common Stock shall have been caused by or resulted from the failure of Paramount to perform in any material respect its material covenants and agreements contained in this Agreement or resulted from the termination of the Offer pursuant to Section 2.1(c).

The right of any party hereto to terminate this Agreement pursuant to this Section 8.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any person controlling any such party or any of their respective officers or directors, whether prior to or after the execution of this Agreement. For purposes of this Agreement, "Competing Transaction" shall mean any of the
                 ---------------------
following involving Paramount or any Paramount Subsidiaries: (i) any merger, consolidation, share exchange, business combination, or other similar transaction; (ii) any disposition of 30% or more of the assets of Paramount and the Paramount Subsidiaries, taken as a whole in the single transaction or series of transactions;
(iii) any tender offer or exchange offer for 30% or more of the outstanding shares of capital stock of Paramount or the filing of a registration statement under the Securities Act in connection therewith; (iv) any person having acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) having been formed which beneficially owns or has the right to acquire beneficial ownership of, 30% or more of the then outstanding shares of capital stock of Paramount; or (v) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

          SECTION 8.2.  Effect of Termination.  Except as
                        ---------------------
provided in Section 9.1, in the event of the termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void, there shall be no liability on the part of Paramount or Viacom or any of their respective officers or directors to the other and all rights and obligations of any party hereto shall cease; provided, however, that (i) nothing herein shall relieve
       --------  -------
any party from liability for the wilful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement and (ii) if Viacom or Paramount shall terminate this Agreement in accordance with the provisions of Section 8.1, and if Viacom shall continue the Offer, the exemption agreement between the parties dated as of December 22, 1993 shall again become effective.

          SECTION 8.3.  Amendment.  This Agreement may be amended
                        ---------
by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, further, that, after approval of the Merger by
      --------  -------
the stockholders of Paramount or Viacom, no amendment, which under applicable law may not be made without the approval of the stockholders of Paramount or Viacom, may be made without such approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

          SECTION 8.4.  Waiver.  At any time prior to the
                        ------
Effective Time, either party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other party with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

          SECTION 8.5.  Fees, Expenses and Other Payments.  All
                        ---------------------------------
costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred by the parties hereto shall be borne solely and entirely by the party which has incurred such costs and expenses; provided, however, that all costs and expenses related to
- --------  -------
printing, filing and mailing the Registration Statement and the Proxy Statement and all SEC and other regulatory filing fees incurred in connection with the Registration Statement and the Proxy Statement shall be borne equally by Paramount and Viacom.


                            ARTICLE IX

                        GENERAL PROVISIONS

          SECTION 9.1.  Effectiveness of Representations,
                        ---------------------------------
Warranties and Agreements.  (a)  Except as set forth in Section
- -------------------------
9.1(b), the representations, warranties and agreements of each party hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers or directors, whether prior to or after the execution of this Agreement.

          (b) The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Article VIII, except that the agreements set forth in Articles I, II and IX and Sections 6.3 and 6.21 shall survive the Effective Time and those set forth in Sections 2.2(c), 2.3, 6.1(b), 8.2 and 8.5 and
Article IX hereof shall survive termination.

          (c) Each of the representations and warranties made in Article III shall be deemed to be made on September 12, 1993 and not made on the date hereof, except for representations and warranties which address matters as of a particular date, provided, that the representations set forth in the last sentence
- --------
of Section 3.4, Sections 3.13, 3.14, 4.13 and 4.17 and any representations and warranties with respect to this Agreement, the Merger and the Offer are made on the date hereof.

          (d) Each of Paramount and Viacom agree that nothing herein shall constitute a waiver of any rights, claims or defenses of Viacom or Paramount created by or arising under the Amended and Restated Agreement and Plan of Merger, dated as of October 24, 1993, as subsequently amended, or the Stock Option Agreement, dated as of September 12, 1993, between Paramount and Viacom, as amended by Amendment No. 1 thereto, dated as of October 24, 1993, all of which rights, claims and defenses are hereby expressly reserved.

          SECTION 9.2.  Notices.  All notices and other
                        -------
communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the telecopier number specified below:

          (a)  If to Viacom:

               Viacom Inc.
               1515 Broadway
               New York, NY  10036
               Attention:  Senior Vice President,
                           General Counsel
               Telecopier No.:  (212) 258-6134


               with a copy to:

               Shearman & Sterling
               599 Lexington Avenue
               New York, NY  10022
               Attention:  Stephen R. Volk, Esq.
               Telecopier No.:  (212) 848-7179


          (b)  If to Paramount:

               Paramount Communications Inc.
               15 Columbus Circle
               New York, NY  10023
               Attention:  Executive Vice President and
                           General Counsel
               Telecopier No.:  (212) 373-8184
               with a copy to:

               Simpson Thacher & Bartlett
               425 Lexington Avenue
               New York, NY  10017
               Attention:  Joel S. Hoffman
               Telecopier No.:  (212) 455-2502

          SECTION 9.3.  Certain Definitions.  For purposes of
                        -------------------
this Agreement, the term:

          (a)  "affiliate" means a person that, directly or
                ---------
     indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

          (b)  "beneficial owner" with respect to any shares of
                ----------------
     Paramount Common Stock means, unless otherwise defined herein, a person who shall be deemed to be the beneficial owner of such shares (i) which such person or any of its affiliates or associates (as such term is defined in Rule 12b-2 promulgated under the Exchange Act) beneficially owns, directly or indirectly, (ii) which such person or any of its affiliates or associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise or (B) the right to vote pursuant to any agreement, arrangement or understanding or
     (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or associates, or any person with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares;

          (c)  "business day" shall have the meaning set forth in
                ------------
     Rule 14d-1(c)(6) as promulgated under the Exchange Act;

          (d)  "control" (including the terms "controlled",
                                               ----------
     "controlled by" and "under common control with") means the
      -------------       -------------------------
     possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise;

          (e)  The parties agree that the term "fully diluted
                                                -------------
     basis" as used herein, shall mean giving effect to the
     -----
     shares of Paramount Common Stock then outstanding plus the shares of Paramount Common Stock issuable upon the exercise of the then exercisable stock options;

          (f)  The parties agree that the term "Merger", as used
                                                ------
     herein, may refer to, consistent with the context of such usage, each of the single step merger, the second step merger following the Offer, or both. The parties hereto agree to promptly amend this Agreement subsequent to the execution and delivery thereof to provide for more precise defined terms and usage thereof; and

          (g)  "subsidiary" or "subsidiaries" of Paramount,
                ----------      ------------
     Viacom, the Surviving Corporation or any other person means any corporation, partnership, joint venture or other legal entity of which Paramount, Viacom, the Surviving Corporation or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

          SECTION 9.4.  Time Period.  In computing any time
                        -----------
period hereunder, the computation shall be governed by Rule
14d-1(c)(6) as promulgated under the Exchange Act.

          SECTION 9.5.  Headings.  The headings contained in this
                        --------
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          SECTION 9.6.  Severability.  If any term or other
                        ------------
provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

          SECTION 9.7.  Entire Agreement.  This Agreement
                        ----------------
(together with the Exhibits, the Paramount Disclosure Schedule, the Viacom Disclosure Schedule and the other documents delivered pursuant hereto) and the Confidentiality Agreements constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

          SECTION 9.8.  Assignment.  This Agreement shall not be
                        ----------
assigned by operation of law or otherwise.

          SECTION 9.9.  Parties in Interest.  This Agreement
                        -------------------
shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied (other than the provisions of Section 6.3), is intended to or shall confer upon any person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including to confer third party beneficiary rights; provided, however,
                                          --------  -------
nothing in the foregoing shall be deemed to derogate from any rights of the Other Offeror (other than as a third party beneficiary) as against Paramount or its Board with respect to any amendment of this Agreement or failure to enforce the Agreement.

          SECTION 9.10.  Specific Performance.  The parties
                         --------------------
hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

          SECTION 9.11.  Governing Law.  Except to the extent
                         -------------
that Delaware Law is mandatorily applicable to the Merger and the rights of the stockholders of Paramount and Viacom, this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

          SECTION 9.12.  Counterparts.  This Agreement may be
                         ------------
executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

          IN WITNESS WHEREOF, Viacom and Paramount have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


          ATTEST:                            VIACOM INC.


          By /s/ Kathy B. Rosenberg          By /s/ Philippe P. Dauman
             ------------------------           ------------------------
             Assistant Secretary                Senior Vice President,
                                                General Counsel and
                                                Secretary


          ATTEST:                            PARAMOUNT COMMUNICATIONS INC.


          By /s/ Earl H. Doppelt             By /s/ Donald Oresman
             ------------------------           ------------------------
             Assistant Secretary                Executive Vice
                                                President

                                                          ANNEX A


                     CONDITIONS TO THE OFFER
                     -----------------------


          Notwithstanding any other provision of the Offer, Viacom shall not be required to accept for payment or pay for any shares of Paramount Common Stock tendered pursuant to the Offer, and may terminate or amend the Offer and may postpone the acceptance for payment of and payment for shares of Paramount Common Stock tendered, if (i) the Minimum Condition shall not have been satisfied, (ii) the Rights Condition shall not have been satisfied, or (iii) at any time on or after the date of this Agreement, and prior to the acceptance for payment of shares of Paramount Common Stock, any of the following conditions shall not exist:

          (a) No Governmental Entity or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which materially restricts, prevents or prohibits consummation of the Offer, the Merger or any transaction contemplated by the Agreement; provided that
                                                --------
     Viacom shall have used its reasonable best efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted;

          (b) Each of the representations and warranties of Paramount contained in the Agreement (including, without limitation, Section 6.6), without giving effect to any notification to Viacom delivered pursuant to Section 6.4, shall be true and correct as of the date of consummation of the Offer as though made on and as of such date, except (i) for changes specifically permitted by the Agreement and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date, except in any case for such failures to be true and correct which would not, individually or in the aggregate, have a Paramount Material Adverse Effect;

          (c) Paramount shall have performed or complied in all material respects with all agreements and covenants required by the Agreement to be performed or complied with by it on or prior to the date of consummation of the Offer;

          (d) Since December 22, 1993, there shall have been no change, occurrence or circumstance in the business, results of operations or financial condition of Paramount or any Paramount Subsidiary having or reasonably likely to have, individually or in the aggregate, a material adverse effect on the business, results of operations or financial condition of Paramount and the Paramount Subsidiaries, taken as a whole;

          (e) The Agreement shall not have been terminated in accordance with its terms;

          (f) Viacom shall not have terminated the Offer under Sections 2.1(c) or 2.5 of the Agreement;

          (g) Viacom and Paramount shall not have agreed that Viacom shall terminate the Offer or postpone the acceptance for payment of or payment for shares of Paramount Common
     Stock thereunder;

and, in the reasonable judgment of Viacom in any such case, and regardless of the circumstances (including any action or inaction by Viacom or any of its affiliates) giving rise to any such condition, it is inadvisable to proceed with such acceptance for payment or payment.

          The foregoing conditions are for the sole benefit of Viacom and may be asserted by Viacom regardless of the circumstances giving rise to any such condition or may be waived by Viacom in whole or in part at any time and from time to time in their sole discretion, subject to the terms of this Agreement. The failure by Viacom at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right; the waiver of any such right with respect to particular facts and other circumstances shall not be deemed a waiver with respect to any other facts and circumstances; and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.

                                                          ANNEX B


           PRINCIPAL TERMS OF VIACOM MERGER DEBENTURES


Viacom Merger Debentures

Issuer  . . . . . . . . .    Viacom.

Interest  . . . . . . . .    8% per annum, payable semi-annually,
                             provided that the initial interest
                             payment date shall be January 1,
                             1995.

Maturity  . . . . . . . .    12 years from the Effective Time.

Optional Redemption . . .    Not redeemable prior to the fifth
                             anniversary of the Effective Time.
                             On and after that date, redeemable,
                             in whole or in part, at the option
                             of Viacom, initially at a redemption
                             price of 103% of the principal
                             amount thereof and thereafter at
                             prices declining to 100% of the
                             principal amount thereof on the
                             eighth anniversary of the Effective
                             Time, plus, in each case, all
                             accrued and unpaid interest.

Mandatory Redemption  . .    None.

Denomination  . . . . . .    Issuable in minimum denominations of
                             $1,000 and integral multiples
                             thereof.

Exchange for Viacom
  Exchange Preferred
  Stock . . . . . . . . .    Exchangeable, at the option of
                             Viacom, in whole but not in part, on
                             or after the earlier of (i)
                             January 1, 1995, but only if the
                             Blockbuster Merger has not been
                             consummated by such date, and (ii)
                             the acquisition by a third party of
                             beneficial ownership of a majority
                             of the outstanding voting securities
                             of Blockbuster, into shares of
                             Viacom's 5% Cumulative Exchangeable
                             Preferred Stock (the "Viacom
                             Exchange Preferred Stock") at the
                             rate of one share of Viacom Exchange
                             Preferred Stock for each $50 in
                             principal amount of Viacom Merger
                             Debentures exchanged.  At the time
                             of the exchange, dividends on the
                             Viacom Exchange Preferred Stock will
                             be deemed to have accrued from the
                             date of issuance of the Viacom
                             Merger Debentures, and no accrued
                             interest will be paid with respect
                             to the Viacom Merger Debentures.

Subordination . . . . . .    Subordinated in right of payment to
                             all Senior Indebtedness of Viacom.
                             Senior Indebtedness of Viacom will
                             be defined as (a) the principal of,
                             premium, if any, and accrued and
                             unpaid interest on (i) indebtedness
                             of Viacom for money borrowed,
                             including all obligations of Viacom
                             under its bank credit facilities,
                             (ii) guarantees by Viacom of
                             indebtedness for money borrowed by
                             any other person, including any
                             guarantees by Viacom of obligations
                             of Viacom International Inc., (iii)
                             trade credit of Viacom and
                             indebtedness evidenced by notes,
                             debentures, bonds or other
                             instruments of indebtedness for
                             payment of which Viacom is
                             responsible or liable, by guarantees
                             or otherwise, and (iv) obligations
                             of Viacom under capital leases, and
                             (b) modifications, renewals,
                             extensions and refunding of any such
                             indebtedness, obligations or
                             guarantees, unless it is provided
                             that such indebtedness, obligations
                             or guarantees, or such
                             modifications, renewals, extensions
                             or refundings thereof, are not
                             superior in right of payment to the
                             Viacom Merger Debentures.  No
                             payment on account of principal or
                             interest on the Viacom Merger
                             Debentures may be made if at the
                             time of such payment there exists a
                             payment default with respect to any
                             Senior Indebtedness.  Upon any
                             distribution of the assets of Viacom
                             upon any dissolution, total or
                             partial liquidation or
                             reorganization of or similar
                             proceeding relating to Viacom, the
                             holders of its Senior Indebtedness
                             will be entitled to receive payment
                             in full before the Viacom Merger

                             Debenture holders are entitled to
                             receive any payment.

Events of Default . . . .    The term "Event of Default" when
                             used in the indenture for the Viacom
                             Merger Debentures will mean any of
                             the following:  (i) failure of
                             Viacom to pay (whether or not
                             prohibited by the subordination
                             provisions) interest for thirty days
                             on the principal of or any
                             redemption payment on any of the
                             Viacom Merger Debentures, (ii)
                             failure to perform any other
                             covenant contained in the Indenture
                             for sixty days after notice to
                             Viacom by the trustee (or to Viacom
                             and the trustee by the holders of at
                             least 25% in aggregate principal
                             amount of Viacom Merger Debentures
                             then outstanding) and (iii) certain
                             events of bankruptcy, insolvency or
                             reorganization.  Any acceleration of
                             the Viacom Merger Debentures
                             following an Event of Default shall
                             not be effective until 5 business
                             days after notice of acceleration to
                             holders of Senior Indebtedness under
                             Viacom's bank credit facilities.


Viacom Exchange Preferred
  Stock

Dividends . . . . . . . .    Cumulative from the Effective Time
                             at the annual rate of $2.50 per
                             share of Viacom Exchange Preferred
                             Stock, payable quarterly; provided
                             that, from and after the tenth
                             anniversary of the Effective Time,
                             the annual rate shall increase from
                             $2.50 to $5.00 per share of Viacom
                             Exchange Preferred Stock.

Liquidation Preference  .    $50.00 per share of Viacom Exchange
                             Preferred Stock, plus accrued and
                             unpaid dividends.

Optional Redemption . . .    Not redeemable prior to the fifth
                             anniversary of the Effective Time.
                             On and after that date, redeemable
                             in whole or in part, at the option
                             of Viacom, initially at a per share
                             redemption price of $52.50 and
                             thereafter at prices declining to

                             $50.00 on and after the tenth
                             anniversary of the Effective Time,
                             plus, in each case, all accrued and
                             unpaid dividends.

Mandatory Redemption  . .    None.

Exchange for Viacom
  Exchange Debentures . .    Exchangeable in whole or in part, at
                             the option of Viacom, on any
                             dividend payment date beginning on
                             and after the third anniversary of
                             the Effective Time, for Viacom's 5%
                             Subordinated Debentures (the "Viacom
                             Exchange Debentures") at the rate of
                             $50.00 principal amount of Viacom
                             Exchange Debentures for each share
                             of Viacom Exchange Preferred Stock.
                             Viacom may effect such exchange only
                             if all accrued and unpaid dividends
                             on the Viacom Exchange Preferred
                             Stock have been paid.

Voting Rights . . . . . .    No voting rights except (i) as
                             otherwise required by law and (ii)
                             for the right to elect two
                             additional directors to Viacom's
                             Board of Directors in the event that
                             Viacom has failed to pay dividends
                             payable on the shares of Viacom
                             Exchange Preferred Stock for such
                             number of dividend periods which
                             shall in the aggregate contain not
                             less than 360 days.  In any such
                             election, the holders of shares of
                             Viacom Exchange Preferred Stock will
                             vote separately as a class with the
                             holders of shares of any one or more
                             other shares of preferred stock
                             ranking on a parity with the Viacom
                             Exchange Preferred Stock.  Such
                             right to elect two directors will
                             continue until such dividend
                             arrearages have been paid.


Viacom Exchange Debentures

Interest  . . . . . . . .    5% per annum; provided that, from
                             and after the tenth anniversary of
                             the Effective Time, the interest
                             rate shall increase to 10% per
                             annum, payable semi-annually.

Aggregate Principal
  Amount  . . . . . . . .    Equal to aggregate liquidation
                             preference of Viacom Exchange
                             Preferred Stock exchanged, with the
                             Viacom Exchange Debentures being
                             issued in minimum denominations of
                             $1,000 and integral multiples
                             thereof.

Maturity  . . . . . . . .    20 years from the Effective Time.

Optional Redemption . . .    Not redeemable prior to the fifth
                             anniversary of the Effective Time.
                             On and after that date, redeemable,
                             in whole or in part, at the option
                             of Viacom, initially at a redemption
                             price of 105% of the principal
                             amount thereof and thereafter at
                             prices declining to 100% of the
                             principal amount thereof on and
                             after the tenth anniversary of the
                             Effective Time, plus, in each case,
                             all accrued and unpaid interest.

Mandatory Redemption  . .    None.

Subordination . . . . . .    Same as the Viacom Merger
                             Debentures.

Events of Default . . . .    Same as the Viacom Merger
                             Debentures.

                                                          ANNEX C


       PRINCIPAL TERMS OF CONTINGENT VALUE RIGHTS ("CVRs")
                                                    ----

Issuer:                  Viacom.

Payment at Maturity:     Following the maturity of a CVR, the
                         holder of such CVR (the "CVR Holder")
                                                  ----------
                         shall have the right to receive the
                         amount, if any, by which the Target
                         Price exceeds the greater of the Current
                         Market Value and the Minimum Price (each as defined below). The CVRs shall mature on the Maturity Date unless otherwise extended to the First Extended
                         Maturity Date or the Second Extended
                         Maturity Date, as the case may be (each
                         as defined below).

Form of Payment:         Viacom, at its option, may pay any
                         amount due under the terms of the CVRs
                         to the CVR Holders in cash or in the
                         equivalent fair market value (as
                         determined by an independent nationally
                         recognized investment bank) of
                         registered securities of Viacom,
                         including, without limitation, common
                         stock, preferred stock, notes or other
                         securities.

Target Price:            "Target Price" means (i) at the Maturity
                          ------------
                         Date, $48.00, (ii) at the First Extended
                         Maturity Date, $51.00 and (iii) at the
                         Second Extended Maturity Date, $55.00.
                         In each case, such Target Prices shall
                         be adjusted upon the occurrence of any
                         event described in the Section entitled
                         "Antidilution" set forth below.

Current Market Value:    "Current Market Value" means (i) with
                          --------------------
                         respect to the Maturity Date and the
                         First Extended Maturity Date, the median
                         of the averages of the closing prices on
                         the American Stock Exchange (or such
                         other exchange on which such shares are
                         then listed) of shares of Viacom's Class
                         B Common Stock, par value $.01 per share
                         (the "Class B Common Stock"), during
                               --------------------
                         each 20 consecutive trading day period
                         that both begins and ends in the
                         Valuation Period and (ii) with respect
                         to the Second Extended Maturity Date,
                         the average of the closing prices on the
                         American Stock Exchange (or such other
                         exchange on which such shares are then
                         listed) of the Class B Common Stock
                         during the 20 consecutive trading days
                         in the Valuation Period which yield the
                         highest such average of the closing
                         prices for any such 20 consecutive
                         trading day period within the Valuation
                         Period.  "Valuation Period" means the 60
                                   ----------------
                         trading day period immediately preceding
                         (and including) the Maturity Date, the
                         First Extended Maturity Date or the
                         Second Extended Maturity Date, as the
                         case may be.

Minimum Price:           "Minimum Price" means (i) at the
                          -------------
                         Maturity Date, $36.00, (ii) at the First
                         Extended Maturity Date, $37.00 and (iii) at the Second Extended Maturity Date,
                         $38.00.  In each case, subject to
                         adjustment upon the occurrence of any
                         event described in the Section entitled
                         "Antidilution" set forth below.

Maturity Date;
  Extensions Thereof:    "Maturity Date" means the first
                          -------------
                         anniversary of the effective time (the
                         "Effective Time") of the merger between
                          --------------
                         Viacom and Paramount Communications Inc.
                         (the "Merger"); provided, however, that
                               ------    --------  -------
                         Viacom, at its option, may (i) extend
                         the Maturity Date to the second
                         anniversary of the Effective Time (the
                         "First Extended Maturity Date") and (ii)
                          ----------------------------
                         extend the First Extended Maturity Date
                         to the third anniversary of the
                         Effective Time (the "Second Extended
                                              ---------------
                         Maturity Date").  Viacom shall exercise
                         -------------
                         either such option to extend by
                         publishing notice of such exercise in
                         the Wall Street Journal (Eastern
                             -------------------
                         Edition), or if the Wall Street Journal
                                             -------------------
                         is not then published, such other
                         newspaper with general circulation in
                         the City of New York, New York no later
                         than one business day preceding the
                         Maturity Date or First Extended Maturity
                         Date, as the case may be.

No Interest:             Other than in the case of interest on
                         the Default Amount (as defined below),
                         no interest shall accrue on any amounts
                         payable to the CVR Holders pursuant to
                         the terms of CVRs.

Disposition Payment:     Following the consummation of a
                         Disposition (as defined below), Viacom
                         shall pay to each CVR Holder for each
                         CVR held by such CVR Holder an amount,
                         if any, by which the Discounted Target
                         Price (as defined below) exceeds the
                         greater of (a) the fair market value (as determined by an independent nationally recognized investment banking firm) of the consideration, if any, received by holders of Class B Common Stock for each share of Class B Common Stock held by such holder as a result of such Disposition and (b) the Minimum Price.

Dispositions:            "Disposition" means (a) a merger,
                          -----------
                         consolidation or other business
                         combination involving Viacom as a result of which no shares of Class B Common
                         Stock shall remain outstanding, (b) a
                         sale, transfer or other disposition, in
                         one or a series of transactions, of all
                         or substantially all of the assets of
                         Viacom or (c) a reclassification of
                         Class B Common Stock as any other
                         capital stock of Viacom or any other
                         person.

Acceleration Upon
  Event of Default:      If an Event of Default (as defined
                         below) occurs and is continuing, either
                         the bank or trust company acting as the
                         trustee (the "Trustee") or CVR Holders
                                       -------
                         holding at least 25% of the outstanding
                         CVRs, by notice to Viacom (and to the
                         Trustee if given by CVR Holders), may
                         declare the CVRs to be due and payable,
                         and upon any such declaration, the
                         Default Amount shall become due and
                         payable and, thereafter, shall bear
                         interest at an interest rate of 8% per
                         annum until payment is made to the
                         Trustee.  "Default Amount" means the
                                    --------------
                         amount, if any, by which the Discounted
                         Target Price exceeds the Minimum Price.

Discounted Target
  Price:                 "Discounted Target Price" means (a) if a
                          -----------------------
                         Disposition or an Event of Default shall
                         occur prior to the Maturity Date,
                         $48.00, discounted to the Disposition
                         Payment Date (as defined below) or the
                         Default Payment Date (as defined below),
                         as the case may be, at a per annum rate
                         of 8%; (b) if a Disposition or an Event
                         of Default shall occur after the
                         Maturity Date but prior to the First
                         Extended Maturity Date, $51.00
                         discounted to the date of the
                         Disposition Payment Date or Default
                         Payment Date, as the case may be, at a
                         per annum rate of 8%; or (c) if a
                         Disposition or an Event of Default shall
                         occur after the First Extended Maturity
                         Date but prior to the Second Extended
                         Maturity Date, $55.00 discounted to the
                         Disposition Payment Date or Default
                         Payment Date, as the case may be, at a
                         per annum rate of 8%.  In each case, the
                         Discounted Target Price and the Minimum
                         Price shall be adjusted upon the
                         occurrence of any event described in the
                         Section entitled "Antidilution" set
                         forth below.  "Disposition Payment
                                        -------------------
                         Date", with respect to a Disposition,
                         ----
                         means the date established by Viacom for
                         payment of the amount due on the CVRs in
                         respect of such Disposition, which in no
                         event shall be more than 30 days after
                         the date on which such Disposition was
                         consummated.  "Default Payment Date"
                                        --------------------
                         means the date on which the CVRs become
                         due and payable upon the declaration
                         thereof following an Event of Default.

Events of Default:       "Event of Default", with respect to the
                          ----------------
                         CVRs, means any of the following which
                         shall have occurred and be continuing;
                         (a) default in the payment of all or any part of the amounts payable in respect of any of the CVRs as and when the same shall become due and payable following the Maturity Date, the First Extended
                         Maturity Date or the Second Extended
                         Maturity Date, the Disposition Payment
                         Date or otherwise; (b) material default
                         in the performance, or material breach,
                         of any material covenant or warranty of
                         Viacom, and continuance of such material default or breach for a period of 90 days after written notice has been given to Viacom by the Trustee or to Viacom and the Trustee by CVR Holders holding at least 25% of the outstanding CVRs; or
                         (c) certain events of bankruptcy,
                         insolvency, reorganization or other
                         similar events in respect of Viacom.

Antidilution:            If Viacom shall in any manner subdivide
                         (by stock split, stock dividend or
                         otherwise) or combine (by reverse stock
                         split or otherwise) the number of
                         outstanding shares of Class B Common
                         Stock, Viacom shall correspondingly
                         subdivide or combine the CVRs and shall
                         appropriately adjust the Target Price,
                         the Minimum Price and the Discounted
                         Target Price.

Trading: None of Viacom, National Amusements, Inc. or any of their affiliates shall trade in shares of Class B Common Stock during the period commencing 10 trading days before the Valuation Period and ending on the last day of the Valuation Period, except with respect to employee benefit plans and other incentive compensation arrangements.

No Fractional CVRs:      No fraction of a CVR will be issued in
                         the Merger.  In lieu thereof, a cash
                         payment will be made in an amount
                         equivalent to the fair market value of
                         the fraction of the CVR.

CVR Agreement:           The CVRs will be issued pursuant to a
                         CVR Agreement between Viacom and the
                         Trustee.  Viacom shall use its
                         reasonable best efforts to cause the CVR
                         Agreement to be qualified under the
                         Trust Indenture Act of 1939, as amended.

Registration/Listing:    The CVRs will be issued in registered
                         form, and Viacom shall use its
                         reasonable best efforts to list the CVRs on the American Stock Exchange (or such other securities exchange on which the shares of Class B Common Stock are then listed).

Nature and Ranking of
  CVRs:                  The CVRs are unsecured obligations of
                         Viacom and will rank equally with all
                         other unsecured obligations of Viacom.

                                                          ANNEX D


              Principal Terms of Three Year Warrants
              --------------------------------------


          Each Three Year Warrant will entitle the holder thereof to purchase one share of Viacom Class B Common Stock per whole Three Year Warrant at any time prior to the third anniversary of the Merger at a price of $60.00, payable in cash. The terms of the Three Year Warrants will include customary anti-dilution (with respect to stock splits, stock dividends, reverse stock splits or other similar subdivisions or combinations of stock) and other provisions. No fraction of a Three Year Warrant will be issued in the Merger. In lieu thereof, a cash payment will be made in an amount determined in accordance with Section 1.7 of this Agreement.

                                                          ANNEX E


              Principal Terms of Five Year Warrants
              -------------------------------------


          Each Five Year Warrant will entitle the holder thereof to purchase one share of Viacom Class B Common Stock per whole Five Year Warrant at any time prior to the fifth anniversary of the Merger at a price of $70.00, exercisable for cash or by exchanging, if issued, either Viacom Exchange Preferred Stock with an equivalent liquidation preference or an equivalent principal amount of Viacom Exchange Debentures. The terms of the Five Year Warrants will include customary anti-dilution (with respect to stock splits, stock dividends, reverse stock splits or other similar subdivisions or combinations of stock) and other provisions. No fraction of a Five Year Warrant will be issued in the Merger. In lieu thereof, a cash payment will be made in an amount determined in accordance with Section 1.7 of this Agreement.

                           EXHIBIT 6.14


                     FORM OF AFFILIATE LETTER
                     ------------------------


Viacom Inc.
1515 Broadway
New York, NY 10036

Gentlemen:

          I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of Paramount Communications Inc., a Delaware corporation (the "Company"), as the term
                                   -------
"affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and
                                            ---------
Regulations") of the Securities and Exchange Commission (the
- -----------
"Commission") under the Securities Act of 1933, as amended (the
 ----------
"Act").  Pursuant to the terms of the Amended and Restated
 ---
Agreement and Plan of Merger dated as of February 4, 1994 (the "Agreement"), between Viacom Inc., a Delaware corporation
 ---------
("Viacom"), and the Company, the Company will be merged with and
  ------
into Viacom or a wholly owned Subsidiary of Viacom (the
"Merger").
 ------

          As a result of the Merger, I may receive (i) shares of Class B common stock, par value $.01 per share, of Viacom, (ii) 8% exchangeable subordinated debentures of Viacom, (iii) CVRs (as defined in the Agreement) and (iv) Warrants (as defined in the Agreement) (collectively, the "Viacom Securities"). I would
                               -----------------
receive such securities in exchange for, respectively, shares (or options for shares) owned by me of common stock, par value $1.00 per share, of the Company (the "Company Securities").
                                ------------------

          I represent, warrant and covenant to Viacom that in the event I receive any Viacom Securities as a result of the Merger:

          A. I shall not make any sale, transfer or other disposition of the Viacom Securities in violation of the Act or the Rules and Regulations.

          B. I have carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of Viacom Securities to the extent I felt necessary, with my counsel or counsel for the Company.

          C. I have been advised that the issuance of Viacom Securities to me pursuant to the Merger has been registered with the Commission under the Act on a Registration Statement Form S-4. However, I have also been advised that, because at the time the Merger is submitted for a vote of the stockholders of the Company, (a) I may be deemed to be an affiliate of the Company and (b) the distribution by me of the Viacom Securities has not been registered under the Act, I may not sell, transfer or otherwise dispose of Viacom Securities issued to me in the Merger unless (i) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Act, (ii) such sale, transfer or other disposition has been registered under the Act or (iii) in the opinion of counsel reasonably acceptable to Viacom, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

          D. I understand that Viacom is under no obligation to register the sale, transfer or other disposition of the Viacom Securities by me or on my behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available solely as a result of the Merger.

          E. I also understand that there will be placed on the certificates for the Viacom Securities issued to me, or any substitutions therefor, a legend stating in substance:

          "THE [SHARES] [RIGHTS] [DEBENTURES] [WARRANTS] REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE [SHARES] [RIGHTS] [DEBENTURES] [WARRANTS] REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED ____________ BETWEEN THE REGISTERED HOLDER HEREOF AND VIACOM INC., A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF VIACOM INC."

          F. I also understand that unless a sale or transfer is made in conformity with the provisions of Rule 145, or pursuant to a registration statement, Viacom reserves the right to put the following legend on the certificates issued to my transferee:

          "THE [SHARES] [RIGHTS] [DEBENTURES] [WARRANTS] REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE [SHARES] [RIGHTS] [DEBENTURES] [WARRANTS] HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

          It is understood and agreed that the legends set forth in paragraphs E and F above shall be removed by delivery of substitute certificates without such legend if the undersigned shall have delivered to Viacom a copy of a letter from the staff of the Commission, or an opinion of counsel reasonably satisfactory to Viacom in form and substance reasonably satisfactory to Viacom, to the effect that such legend is not required for purposes of the Act.

          Execution of this letter should not be considered an admission on my part that I am an "affiliate" of the Company as described in the first paragraph of this letter, or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.


                                        Very truly yours,



                                        --------------------------------
                                        Name:

          Accepted this     day of
                        ---
                   , 1994, by
          ---------

          VIACOM INC.


          By
            ---------------------
            Name:
            Title: